                                                             File No. 333-23617
                          SECURITIES AND EXCHANGE COMMISSION

                                   AMENDMENT NO. 4

                                       FORM S-1

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993
                                 (File No. 33-23617)

                             MATERIAL TECHNOLOGIES, INC.
                (Exact Name of Registrant as Specified in its Charter)

                                       DELAWARE
            (State or other jurisdiction of incorporation or organization)

                                         1057
               (Primary Standard Industrial Classification Code Number)

                                      95-4622822
                         (I.R.S. Employer Identification No.)

                                      Suite 707
                             11661 San Vicente Boulevard
                            Los Angeles, California 90049
                                    (310) 208-5589
                 (Address, including zip code, and telephone number,
           including area code of registrant's principal executive offices)

                                C. Timothy Smoot, Esq.
                           Law Offices of C. Timothy Smoot
                         23505 Crenshaw Boulevard, Suite 174
                           Torrance, California 90505-5221
                                    (310) 530-3366
                (Name, address, telephone number of agent for service)

    Approximate date of commencement of proposed distribution to the public:
The date this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1993 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                           CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
 Title of each class of securities to     Amount to be     Par Value Per        Book Value of    Amount of
 be registered                             registered        Share (1)            Assets         registration fee
-----------------------------------------------------------------------------------------------------------------
 Class A Common Stock of
 Material Technologies, Inc., held      707,911 (1)(2)          $.001            $172,418            $52.25
 by the Company for distribution
 to its public shareholders
-----------------------------------------------------------------------------------------------------------------
 Registration Fee Previously Paid                                                                    $52.25
-----------------------------------------------------------------------------------------------------------------


(1) No current market exists for these securities, and registrant is unable to determine the price, if any, at which these shares will trade.
(2) Registrant will receive no proceeds from the distribution of Material Technologies, Inc.'s Class A Common Stock to Registrant's shareholders.

                             MATERIAL TECHNOLOGIES, INC.
                                CROSS REFERENCE SHEET
                  BETWEEN ITEMS IN PART I OF FORM S-1 AND PROSPECTUS

                              Exhibit Index at Page II 3


--------------------------------------------------------------------------------------------------

            Item Number and Caption                         Location in Prospectus

--------------------------------------------------------------------------------------------------
1.  Forepart of the Registration Statement and        Outside Front Cover of Prospectus
Outside Front Cover Page of Prospectus.

--------------------------------------------------------------------------------------------------
2.  Inside Front and Outside Back Cover Pages of      Inside Front and Outside Back Cover
Prospectus

--------------------------------------------------------------------------------------------------
3.  Summary Information and Risk Factors,             Prospectus Summary and Risk Factors
Ratio of Earnings to Fixed Charges - not
applicable

--------------------------------------------------------------------------------------------------
4.  Use of Proceeds                                   Not Applicable

--------------------------------------------------------------------------------------------------
5.  Determination of Offering Price                   Not Applicable

--------------------------------------------------------------------------------------------------
6.  Dilution                                          Dilution

--------------------------------------------------------------------------------------------------
7.  Selling Security Holders                          Not Applicable

--------------------------------------------------------------------------------------------------
8.  Plan of Distribution                              The Distribution

--------------------------------------------------------------------------------------------------
9.  Description of Securities to be Registered        The Distribution

--------------------------------------------------------------------------------------------------
10.  Interests of Named Experts and Counsel           Not Applicable

--------------------------------------------------------------------------------------------------
11.  Information with Respect to Registrant           Business, The Distribution,
                                                      Description of Capital
                                                      Stock, Description of Shares,
                                                      Financial Statements,
                                                      Selected Financial Information,
                                                      Management's Discussion
                                                      and Analysis, Management,
                                                      Executive Compensation,
                                                      Principle Stockholders, Certain
                                                      Relationships and Related
                                                      Transactions

--------------------------------------------------------------------------------------------------
12.  Disclosure of Commission Position on             Indemnification of Directors and Officers
Indemnification for Securities Act Liabilities

--------------------------------------------------------------------------------------------------

PROSPECTUS

                             MATERIAL TECHNOLOGIES, INC.
                      707,911 Shares of Class A Common Stock


Material Technologies, Inc., ( "Matech 2" or the "Company") is distributing 707,911 shares of its Class A Common Stock (the "Shares") to 408 shareholders of Material Technology, Inc. ("Matech 1") of record on July __ , 1997, pro rata, one Share of Matech 2 for each share of Matech 1 held by each shareholder. The distribution to Matech 1's shareholders is being made in accordance with a February 17, 1997 Stock Purchase Agreement among Matech 1, Montpilier Holdings, Inc., SecurFone America, Inc., ("SecurFone") and Robert
M. Bernstein, the Chief Executive Officer and controlling shareholder of both Matech 1 and Matech 2. Under that agreement, immediately after the distribution, the parties intend to effect a reverse merger of SecurFone into Matech 1. The purpose of the distribution is to spin-off Matech 2 from Matech 1 allowing Matech 1's shareholders to retain an interest in a different high technology public company that is closer to realizing revenues and profits and to retain an interest in Matech 1's business, while keeping that business separate from SecurFone's new business. No one will receive any proceeds from distribution of the Shares.


Material Technologies, Inc., is a development stage company requiring approximately $5,000,000 to fund operations and complete development and marketing of its two products. As the result of the Company's recurring losses from operations, there is substantial doubt about its ability to continue as a going concern. As of March 31, 1997, the Company has an accumulated deficit of $2,912,828 and $2,783 in cash. It has a net loss of $140,378 in 1996 and $81,959 for the three months ending March 31, 1997. Moreover, Robert M. Bernstein will retain overwhelming voting control of the Company with 83.1% of the votes entitled to be cast by stockholders. The stockholders receiving this distribution will have approximately 2% of the votes entitled to be cast, Matech 1 will have 3%, and insiders and affiliates other than Mr. Bernstein will control the remaining votes.

As the result of a teaming agreement with Southwest Research Institute to provide services relating to a government research contract, the Company
expects to receive sufficient funds to operate until August 1998.   Absent
additional funds within the next 18 months, however, the Company may go out of business. If the Company fails, investors will lose their entire investment. The Company has no products currently available for commercial sale and is unlikely to have any such products for six to twelve months from the date it receives additional capital, if that occurs. The Company is seeking the required funding through (1) additional government grants, (2) private financing, and (3) public financing. There can be no assurance of obtaining the needed funds.

THE SECURITIES BEING DISTRIBUTED ARE HIGHLY SPECULATIVE AND ENTAIL A VERY HIGH DEGREE OF RISK. --SEE "VERY HIGH RISK FACTORS" BEGINNING ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is July __ , 1997

The Company intends to furnish its stockholders annual reports containing audited financial statements examined and reported upon by a certified public accounting firm and quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial statements.

Prior to this distribution, there was no public market for any of the Company's securities including the Class A Common Stock (the "Shares"). No assurance can be given that any trading market for the Shares will develop or that if such a market develops that such a market will continue. In the absence of the Company obtaining the necessary funds to conduct its operations beyond the next 18 months, the Company does not expect that any trading market will be meaningful.

The Company may be reached at its principal executive offices as follows:


                             Material Technologies, Inc.
                                      Suite 707
                             11661 San Vicente Boulevard
                                Los Angeles, CA  90049
                                    (310) 208-5589

                             MATERIAL TECHNOLOGIES, INC.

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
VERY HIGH RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . .    1
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
THE BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
THE DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   COMMON STOCK OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . .    3
   WARRANTS OUTSTANDING:. . . . . . . . . . . . . . . . . . . . . . . . .    3


VERY HIGH RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . .    3


   CESSATION OF THE COMPANY AS A GOING CONCERN. . . . . . . . . . . . . .    3
   NO OPERATING HISTORY . . . . . . . . . . . . . . . . . . . . . . . . .    4
   NO ASSURANCE OF PRODUCT DEVELOPMENT; NEED FOR ADDITIONAL RESEARCH AND
     DEVELOPMENT; MARKET UNCERTAINTY. . . . . . . . . . . . . . . . . . .    4
   LIMITED CURRENT ABILITY TO MARKET PRODUCTS . . . . . . . . . . . . . .    4
   LACK OF EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   DEPENDENCE ON MANAGEMENT CONSULTANTS AND ADVISORS. . . . . . . . . . .    4
   COMPETITION FROM OTHER TECHNOLOGIES. . . . . . . . . . . . . . . . . .    5
   PATENT PROTECTION MAY BE INADEQUATE. . . . . . . . . . . . . . . . . .    5
   POSSIBLE LOSS OF PATENTS TO SECURED LENDERS. . . . . . . . . . . . . .    5
   NEED FOR ADDITIONAL FINANCING; LIKELY NEGATIVE CASH FLOW . . . . . . .    6
   VERY SUBSTANTIAL DILUTION. . . . . . . . . . . . . . . . . . . . . . .    6
   NO PUBLIC MARKET FOR SHARES; SALES OF COMMON STOCK . . . . . . . . . .    6
   IMPEDIMENTS TO OBTAINING ADDITIONAL FINANCING. . . . . . . . . . . . .    7
   SALARY BENEFIT TO MR. BERNSTEIN FROM FUTURE FINANCING. . . . . . . . .    7
   SUBSTANTIAL ROYALTY OBLIGATIONS. . . . . . . . . . . . . . . . . . . .    7
   NO DIVIDENDS LIKELY. . . . . . . . . . . . . . . . . . . . . . . . . .    7
   RISK OF NEW PRODUCT AND TECHNOLOGY . . . . . . . . . . . . . . . . . .    7
   ROBERT M. BERNSTEIN'S CONTINUING CONTROL OF THE COMPANY. . . . . . . .    8
   ROBERT M. BERNSTEIN'S CONFLICTS OF INTEREST. . . . . . . . . . . . . .    8
   IMPEDIMENTS TO RESALE FROM PENNY STOCK REGULATIONS . . . . . . . . . .    8
   POSSIBLE TAX LIABILITY OF THE DISTRIBUTION . . . . . . . . . . . . . .    9
   RIGHTS OF TENSIODYNE CORPORATION AS CLASS B PREFERRED STOCKHOLDER. . .    9


CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9


DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10


DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10


SELECTED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . .   10


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
        RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . .   11


   BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       Results of Operation for the Fiscal Years Ended December 31,
         1994, 1995, and 1996 . . . . . . . . . . . . . . . . . . . . . .   12
       Liquidity and Capital Resources. . . . . . . . . . . . . . . . . .   13

MARKET INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   14


BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   The Stock Purchase Agreement . . . . . . . . . . . . . . . . . . . . .   15
   Agreements and Royalty Obligations . . . . . . . . . . . . . . . . . .   18
   Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   Development of Technologies. . . . . . . . . . . . . . . . . . . . . .   21
   Description of Technologies. . . . . . . . . . . . . . . . . . . . . .   22
   Patents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
   Distribution Methods of Product. . . . . . . . . . . . . . . . . . . .   24
   Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   Sources of Basic Material. . . . . . . . . . . . . . . . . . . . . . .   25
   Dependence Upon One or More Major Customers. . . . . . . . . . . . . .   25
   Total Number of Employees. . . . . . . . . . . . . . . . . . . . . . .   26
   Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   Description of Property. . . . . . . . . . . . . . . . . . . . . . . .   26
   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . .   27


MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27


   ADVISORY BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28


EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . .   30


   Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . .   30


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . .   30


PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .   32


DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . .   34


   WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


DESCRIPTION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .   36


LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . .   36


EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37


FURTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   37


FINANCIAL STATEMENTS - INDEX. . . . . . . . . . . . . . . . . . . . . . .    1

                                  PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PERSON RECEIVING THE SHARES IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                     INTRODUCTION

Material Technologies, Inc. ("Matech 2" or the "Company") is in the business of (1) developing for commercial exploitation the Fatigue Fuse, a patented device designed to give early warning of metal fatigue in bridges, aerospace, shipping, transportation, and other applications where such information is of significance and (2) researching and developing the Electrochemical Fatigue Sensor, a device which, if successfully developed, will indicate the fatigue status of a metal structure at any time in its life without knowing the structure's past history. The Company requires $5,000,000 to complete development of these two products, pay overhead and debts, and market the products. No funds, however, will be raised in connection with this distribution. The Company has no specific plans to raise the necessary $5,000,000. It has provided information to various investment bankers and venture capitalists but no viable plan for raising the funds has been
initiated as of the date of this Prospectus.   Prior to this offering, there
has been no public market for any of Matech 2's securities and no assurance can be given that such a market will develop for its Class A Common Stock.

                                VERY HIGH RISK FACTORS

The securities being distributed involve a very high degree of risk. Very high risk factors include, among others: Matech 2's (1) need for an additional $5 million to complete development of its products and market them, (2) absence of operating history, and (3) dependence on management. In addition, technological changes could destroy the potential usefulness of the Company's products, and there is substantial uncertainty regarding market acceptance of its products. SEE, Very High Risk Factors, p. 3.

                                     THE COMPANY

The Company is a development stage company which intends to complete testing and developing the Fatigue Fuse, a patented device owned by the Company, and the Electrochemical Fatigue Sensor ("EFS"), a device invented at the University of Pennsylvania. The Company holds an exclusive worldwide license to develop and exploit the EFS. The Company was incorporated in the State of Delaware on March 4, 1997. Its principal offices are located at Suite 707, 11661 San Vicente Boulevard, Los Angeles, California 90049.

Matech 2 was formed as a subsidiary of Matech 1 to receive the assets and liabilities of Matech 1 in connection with a February 17, 1997 Stock Purchase Agreement among Matech 1, Montpilier Holdings, Inc., SecurFone America, Inc., ("SecurFone") and Robert M. Bernstein, the Chief Executive Officer and controlling shareholder of both Matech 1 and Matech 2. Under that agreement, the parties intend to effect a reverse merger of SecurFone into Matech 1 immediately after this distribution. In March 1997, in accordance with the Stock Purchase Agreement, Matech 1's Board of Directors authorized assignment of all of its assets and liabilities to the Company. The $172,418 in assets included four patents and liabilities totaling $493,146 as of March 31, 1997.

In exchange for Matech 1's business, on March 9, 1997, the Company authorized 5,560,000 shares of its Class A Common Stock to be issued to Matech 1 who is distributing 5,000,000 shares to its shareholders of record as of the date of this Prospectus. The distribution keeps Matech 1's former business, now the Company's business, separate from SecurFone's business that Matech 1 will enter into on closing the reverse merger. Accordingly, 408 public shareholders of record of Matech 1 as of the date of this Prospectus are receiving 707,911 shares of the Company's Class A Common stock, approximately 12.7%. Control persons and affiliates will own 4,292,089 shares, approximately 77.2%, with Robert M. Bernstein, President and Chief Executive Officer of the Company receiving 2,876,130 of these shares, approximately 51.7%. Matech 1 will retain 560,000 shares, approximately 10.1% of the outstanding shares.


                                THE BUSINESS

On July __, 1997, Matech 1 assigned all of its assets and liabilities to the Company including four patents, with all related know-how, on a device known as the Fatigue Fuse and its license agreement with the University of Pennsylvania to exploit the Electrochemical Fatigue Sensor ("EFS"). Although the Company believes the Fatigue Fuse is in its final stage of testing and development, no commercial application has been arranged to date and no assurance can be given that the Company will successfully market it. The Company requires $5,000,000 to complete development and marketing of its products including paying overhead and accrued debts. It requires approximately $2,000,000 to finish testing and developing the Fatigue Fuse and to commercially produce and market it. The Company estimates that approximately $2,875,000 will be required to complete research and development of the EFS. SEE, Plan of Operations.

The Company has a teaming agreement with Southwest Research Institute
("SWRI") and the University of Pennsylvania (collectively the "Team"). On February 25, 1997, the U.S. Air Force awarded the Team a $2.5 million Phase I contract to "determine the feasibility of [the Company's EFS] to improve the United State Air Force capability to perform durability assessments of military aircraft, including both air frames and engines through the application of EFS to specific military aircraft alloys." The Company is a subcontractor to SWRI and will receive approximately $550,000 for which the Company will perform certain technical tasks in accordance with its expertise.

The Company is seeking additional funding through (1) additional government grants, (2) private financing, and (3) public financing to finish development of its Fatigue Fuse and the EFS. If all required funds were received today, the Company estimates that six to twelve months would be required to bring the Fatigue Fuse to market and two years would be required to bring the EFS to market. The Company will expend monies it receives from any financing as they are received. Therefore, the time necessary to bring each of these products to market will be lengthened as the Company is required to stretch out and complete work depending on the availability of funds. No assurance can be given that all or part of these funds will be raised. Assuming the products are successfully tested and developed, however, competition or other significant risks may prevent the Company from successfully marketing one or both of these products.

                                   THE DISTRIBUTION

SECURITIES DISTRIBUTED: 707,911 shares of Class A Common Stock. As of the date of this Prospectus, one share of Matech 2's Class A Common Stock will be distributed for each share of Matech 1 Class A Common Stock owned on the record date which will be the date of this Prospectus. Within two weeks after the date of this Prospectus, which will be the effective date of the spin-off of Matech 2 from Matech 1, stock certificates in Matech 2 will be mailed to shareholders. No shareholder action is required. After the distribution, Matech 1 will reverse split its 5,000,000 outstanding shares, 1 for 10, leaving approximately 500,000 shares outstanding. Fractional shares will be rounded up. Thus, stockholders owning less than ten Matech 1 shares will still receive one share of Matech 1 in the reverse split.

It is management's understanding that the distribution will be a taxable dividend to Matech 1's shareholders. Matech 1 shareholders will be required to include in their taxable ordinary income for the taxable year in which the distribution is received, the fair market value of the Company's Stock distributed to them. The Company's Board of Directors has determined that the value of its Common Stock is $.001 per share. This value was determined due to the lack of marketability of the Company's stock, as well as the Company's negative net worth and its predecessors' history of accumulated losses. There can be no assurance that the Internal Revenue Service (the "Service") or other taxing agency will not assert a higher value, resulting in greater tax liability to Matech 1's shareholders as a result of this distribution.

COMMON STOCK OUTSTANDING

BEFORE AND AFTER THIS DISTRIBUTION: 5,560,000 shares of Class A Common Stock and 60,000 shares of Class B Common Stock.

WARRANTS OUTSTANDING:

BEFORE AND AFTER THIS DISTRIBUTION: 1,700,000 Warrants each to purchase one share of Class A Common Stock for $.50 per share until August 22, 1999. (Note 12 a to Financial Statements.)

                                VERY HIGH RISK FACTORS

THE SHARES BEING DISTRIBUTED HEREBY ARE HIGHLY SPECULATIVE AND ARE SUBJECT TO MANY SIGNIFICANT RISKS.

CESSATION OF THE COMPANY AS A GOING CONCERN

The Company's independent auditor issued an opinion that the recurring losses from operations raise substantial doubt about the Company's ability to continue as a going concern. The Company may have to cease operations and go out of business if it does not raise sufficient additional capital. The Company's business sustained operating losses on a consolidated basis totaling $2,832,869 from inception through December 31, 1996, and $2,912,828 through March 31, 1997. The Company has no current product to market and must rely on loans and investment capital to meet its current obligations and continue operations. If necessary funds are not raised, Management will be forced to discontinue operating and liquidate the Company. Most of the Company's liabilities are contingent on raising funds or selling Fatigue Fuses or Electrochemical Fatigue Sensors. No lenders will be required to consent to additional financings. The Company was in default on an agreement with the University of Pennsylvania, but that default is expected to be cured with a modification agreement that has been negotiated with the University. The Company is in default on a $25,000 loan from Sherman Baker, but expects to obtain an extension or pay off that loan. Mr. Baker has not given notice of default.

NO OPERATING HISTORY

The Company has no established history of business operations, has not generated any sales revenue, and is in the early stage of development.

NO ASSURANCE OF PRODUCT DEVELOPMENT; NEED FOR ADDITIONAL RESEARCH AND DEVELOPMENT; MARKET UNCERTAINTY

The Company's products are in the research, development, and testing stage. Unexpected problems, technological or specifications changes (1) may make the technologies obsolete, (2) may affect the products' overall feasibility, or
(3) may delay completion and increase costs of research, development, and testing. The time required to bring one or both products to market is uncertain. Market acceptance cannot be determined until product development is complete.

LIMITED CURRENT ABILITY TO MARKET PRODUCTS

The Company's operating results will depend on its ability to market its products. Its present marketing capability is limited to contacts of its officers, directors, and consultants and is unproved. It has yet to establish a direct sales force or distribution network. Failure to put into place an experienced and skillful marketing infra-structure, in a timely manner, could have a materially adverse impact upon its ability to bring its products to market and continue operating.

LACK OF EMPLOYEES

The Company has only three (3) employees, its Robert M. Bernstein, President, John Goodman, a part-time engineer, and a secretary. John Goodman recently returned as the Company's chief engineer after a two year hiatus while the Company sought funding. There is a substantial risk that the Company may not have funds to hire additional employees that may be needed to complete the development and marketing of its products.

DEPENDENCE ON MANAGEMENT CONSULTANTS AND ADVISORS

The Company's success largely depends on the performance of its President and Chief Executive Officer, Robert M. Bernstein, its consultants, and advisors. Failure to attract and retain key consultants, advisors, and employees with necessary skills could have a materially adverse impact on the Company's ability to bring its products to market and continue operating. The Company has an Advisory Board, the members of which serve without compensation. The Company intends to issue these members 18,000 shares of Class A Common Stock each, if and when the Company obtains substantial funding but has no obligation to do so. The Company has no contracts with its advisors or any consultants. The Company's advisors have advised the Company's President for more than five years without compensation other than common stock that they received more than five years ago. Each advisor has an area of expertise based on his background. For example, Alexander Adelson personally holds 64 patents and has advised the Company with respect to applying for and maintaining its patents. Others have extensive experience with aircraft, bridges, and metal fatigue technology. SEE, "Advisory Board", INFRA. To date these advisors have been willing to provide advice based on their expertise when needed on an ad hoc basis generally consisting of telephone conferences ranging from once a month to several times in a week. There is a risk that these advisors will no longer be willing to advise the Company without compensation and that the Company will not have the funds to retain them. Loss of these advisors would seriously impair the Company's ability to develop and market its products.

COMPETITION FROM OTHER TECHNOLOGIES

The metal fatigue measuring industry has significant competition. Other technologies exist which indicate the presence of metal fatigue damage. Single cracks larger than a certain minimum size can be found by nondestructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, for subsequent estimation of fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been in use for up to 40 years and offer the advantage that they have been accepted in the marketplace, whereas the Company's products will remain largely unproved for some currently indeterminable time. Other companies with greater financial and technical resources and larger marketing organizations than the Company pose a potential threat if they commence competing in the Company's market segment. The Company is unaware of any other companies developing technology similar to the Company's technology and its patents protect its unique technologies. On the other hand, companies marketing alternative technologies include Magnaflux Corporation, Kraut-kremer-Branson, Dunegan-Endevco, and MicroMeasurements. These companies have more substantial assets, greater experience, more human and other resources than the Company, including but not limited to established distribution channels and an established customer base. The familiarity and loyalty to these technologies may be difficult to dislodge. SEE, "Description of Technologies" and "Competition".

PATENT PROTECTION MAY BE INADEQUATE

The Company relies on patents to protect its interests in its products. In the event of a patent infringement, the costs to the Company to enforce its rights may be substantial whether or not enforcement is successful. Moreover, there can be no assurance that the Company will have sufficient funds to attempt to protect its patents from infringement.

POSSIBLE LOSS OF PATENTS TO SECURED LENDERS

The Company's patents are encumbered by certain liabilities as described under the heading, "Description of Technologies" and "Business". If the Company fails to discharge its obligations under those liabilities, it may lose its interests in the patents or certain rights to exploit the technology to certain lenders including Robert M. Bernstein, a principal shareholder, Director and Chief Executive Officer.
See "Management - Certain Transactions." The Company is not in default on any of its indebtedness secured by patents or out of compliance with any covenants of such indebtedness. Most of the Company's liabilities are contingent on raising funds or selling Fatigue Fuses or Electrochemical Fatigue Sensors. No lenders will be required to consent to additional financings through indebtedness. The Company was in default on its agreement with the University of Pennsylvania, but that default is being cured with a modification agreement.

NEED FOR ADDITIONAL FINANCING; LIKELY NEGATIVE CASH FLOW

If the Company fails to raise additional funds necessary for research, development, and testing from either government grants, sale of securities, borrowings, or other sources, it will not have a product for a potential market and stockholders will have no possibility of any financial return or economic benefit from their ownership of shares. Even if the necessary $5,000,000 is raised and research, development, and testing is completed, no assurance can be given that the results will establish that the products will be marketable. Moreover, no assurance can be given that the products can be produced at a cost which will make it possible to market them at a commercially feasible price. The Company is likely to have negative cash flow through at least March 31, 1998. Over the next 24 months, $5,000,000 is required to complete research and development of both products and market them. If the Company does not successfully raise these funds, it may be compelled to halt all operations resulting in complete loss of share value.

VERY SUBSTANTIAL DILUTION

If the Company raises funds through a securities offering, the shares being distributed may be subject to very substantial dilution of voting control and percentage ownership of the Company.

NO PUBLIC MARKET FOR SHARES; SALES OF COMMON STOCK

The failure to develop a public market for the shares of the Company could have a significant adverse impact on the Company's ability to obtain financing in the future. The 707,911 shares of common stock being distributed to Matech 1 shareholders may be resold by those shareholders. The fact that these shares are eligible for sale could adversely affect the Company's ability to sell Shares in future financings by means of a public offering of shares, since any potential underwriter would have to be concerned about shareholders offering shares of the Company's stock for sale at prices lower than that at which an underwriter might offer such stock. These shares may be immediately sold if a public market develops and the effect of having these shares eligible for sale in any market cannot be determined, but may be depressive.

Presently there are no market makers in the Company's stock and thus no public market for the purchase and sale of the Company's stock. The Company intends to encourage trading of the Shares on the National Association of Securities Dealer's Bulletin Board. The Company cannot predict the prices at which the Shares may trade, if at all. Over the last year, Matech 1's Class A Common Stock has been quoted and traded at prices ranging from $2.50 per share to $5.37 per share with 4 market makers. It is likely that any substantial selling into the market would cause a substantial decrease in the quoted price of these shares because of the thin trading market. Matech 1's trading volume ranged from 2,800 shares in all of October 1996 to 90,300 shares in December 1996 after Matech 1 announced the signing a Letter of Intent with SecurFone America, Inc. for the reverse merger. At that time, the price increased from $2.50 per share to $4.73 per share on January 6, 1997. As this price reflected the market's view of the reverse merger as well as supply and demand, the Shares being distributed are likely to trade, if at all, substantially below that price.

IMPEDIMENTS TO OBTAINING ADDITIONAL FINANCING

Under modified agreements with the University of Pennsylvania and an agreement with an unrelated third party, Stephen Forrest Beck, a Los Angeles investment banker, the Company must pay to them a percentage of amounts raised from financing other than from government contracts. The Company must pay the University 30% of any such financing up to $200,000 and pay Mr. Beck 12.5% of the first $1,000,000 raised and 15% of any amount over $1,000,000 until $375,000 is paid. In addition, the Company is obligated to pay royalties totaling 37% on revenues received from sale of the Fatigue Fuse and 10% of revenues received from sale of the EFS. These commitments are likely to increase the difficulty in finding third party financing. Underwriters and other financing sources are less likely to agree to finance the Company's research and development if these amounts must be paid out rather than used for additional research and development. SEE, Notes 6, 10 f, and 10 g to the Financial Statements and "Agreements and Royalty Obligations".

SALARY BENEFIT TO MR. BERNSTEIN FROM FUTURE FINANCING

As of March 31, 1997, the Company was indebted to Robert M. Bernstein in the amount of $45,000 for accrued salary. If the Company raises additional funds, it will retire all or part of this debt to Mr. Bernstein. Subject to approval by the Board of Directors, the Company intends to enter into an employment agreement with Mr. Bernstein, commencing the first full month
after it raises at least $500,000 at the rate of $200,000 per year.   As a
result, Mr. Bernstein is likely to derive a substantial PERSONAL benefit if the Company obtains additional financing.

SUBSTANTIAL ROYALTY OBLIGATIONS

Over the years, to finance development of the Fatigue Fuse and Electrochemical Sensor, the Company's predecessors sold substantial royalty rights to others. As of the date of this Prospectus, the Company was obligated to pay royalties to others totaling 37% of revenues from sales of its Fatigue Fuse and 10% of revenues from sales of its EFS. If these products are manufactured and sold, these royalty obligations will substantially lower the funds available to the Company from revenues. See,
Note 10g to the Financial Statements.

NO DIVIDENDS LIKELY

The Company has never paid any dividends and will not pay dividends for the foreseeable future.

RISK OF NEW PRODUCT AND TECHNOLOGY

The manufacturing and marketing of the Company's products which incorporate new technology, has inherent risk. It is uncertain how each product will operate over time and under various conditions of use. Even if one or both products are successfully developed, manufactured, and marketed, warranty or product liability, or lack of market acceptance due to product failure or failure to meet expectations, could prevent the Company from becoming profitable. Developing new technologies for manufacture is frequently subject to unforeseen expenses, difficulties, and complications and, in some cases, such development cannot be accomplished.

ROBERT M. BERNSTEIN'S CONTINUING CONTROL OF THE COMPANY

Mr. Bernstein owns 60,000 shares of Class B stock, each of which has 200 votes per share and will also own 2,876,130 shares of the Company's Class A common stock representing 51.7% of such shares. Thus, in any shareholder vote, Mr. Bernstein has 14,936,130 votes out of a possible 17,910,015 votes equal to 83.1% voting control of the Company. Mr. Bernstein overwhelmingly controls the Company's direction and management. The Company's Bylaws do provide for cumulative voting. Nevertheless, a minority shareholder will have no control over management and probably will be unable to elect any directors.

ROBERT M. BERNSTEIN'S CONFLICTS OF INTEREST

Mr. Bernstein controls the Company as majority stockholder, President, Chief Financial Officer, and Chairman of the Board. He has conflicts of interest as follows: (1) he received 2,876,130 shares of the Company's Class A Common Stock as a result of (a) converting a convertible note into 580,000 shares and (b) Matech 1 deciding to issue him an additional 1,049,454 shares in Matech 1 plus 450,000 shares in Matech 2 in satisfaction of his $372,000 of accrued salary as of December 31, 1996. These shares increased his percentage of the business from 36.5% to 51.7%; (2) the Company owes him $12,846 plus accrued salary of $45,000 through March 31, 1997. If the Company raises sufficient funds, he will be paid these amounts; (3) he may receive a future salary of $200,000 per year; and (4) he has a lien on the Company's patents giving him the right to foreclose on them if loans he made to the Company are not repaid. Mr. Bernstein's right to foreclose means that, if the Company fails, he could potentially profit by gaining personal control its technology. On the other hand, as a director, officer, and controlling shareholder, Mr. Bernstein owes a fiduciary duty to the Company and its shareholders to act in the Company's and shareholders best interests. (5) Mr. Bernstein will enter into an agreement with SecurFone to provide consulting services for 18 months following closing of the reverse merger. SecurFone will pay Mr. Bernstein $5,000 upon closing the transaction. In addition, for five years from the date of the closing, Mr. Bernstein will be entitled to receive certain stock options of SecurFone, nonexercisable for one year from the date of issue.

IMPEDIMENTS TO RESALE FROM PENNY STOCK REGULATIONS

The Securities and Exchange Commission ("SEC") regulations generally define "Penny Stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For transactions covered by these rules, the broker dealer must make a delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker dealer also must disclose the commissions payable to both the broker dealer and registered representative, current quotations for the securities, and, if the broker dealer is the sole market maker, the broker dealer must disclose this fact and the broker dealer's presumed control over the market. Finally, monthly statements must be sent out disclosing recent price information for the penny stock held in the customer's account and information on a limited market in penny stocks. Consequently, the "Penny Stock" rules may restrict the ability of broker dealers to sell the Company's securities and may affect the ability of stockholders to sell the Company's securities in the secondary market.

POSSIBLE TAX LIABILITY OF THE DISTRIBUTION

It is management's understanding that the distribution will be a taxable dividend to Matech 1's shareholders. Matech 1 shareholders will be required to include in their taxable ordinary income for the taxable year in which the distribution is received, the fair market value of the Company's Stock distributed to them. The Company's Board of Directors has determined that the value of its Common Stock is $.001 per share. This value was determined due to the lack of marketability of the Company's stock, as well as the Company's negative net worth and its predecessors' history of accumulated losses. There can be no assurance that the Internal Revenue Service (the "Service") or other taxing agency will not assert a higher value, resulting in greater tax liability to Matech 1's shareholders as a result of this distribution.

RIGHTS OF TENSIODYNE CORPORATION AS CLASS B PREFERRED STOCKHOLDER

Fifteen (15) shares of Class B Preferred Stock have been issued to Tensiodyne Corporation in exchange for canceling its 15 Class B Preferred shares in Matech 1. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, Tensiodyne as holder of Class B Preferred Stock will be entitled to receive $10,000 per share as a liquidation preference or a total of $150,000. This liquidation preference is senior to liquidation rights of all other classes of stock except the Class A Preferred's liquidation rights. This provision may have the effect of delaying, deferring or preventing a change in control. In addition, after January 31, 2002, Tensiodyne will have the option to redeem its shares at any time for $150,000. In addition, Tensiodyne as a holder of Class B Preferred Stock, has the right to receive cash dividends, which are determined pursuant to a formula in the Certificate of Designation. That formula reads as follows: "Each time a cash dividend is paid on the Common Stock there shall also be paid with respect to each outstanding share of Class B Preferred Stock an amount determined by multiplying the aggregate amount of the dividend paid with respect to the Common Stock by a fraction (i) the numerator of which is 3,214,480 and (ii) the denominator of which is the number of shares of Common Stock on which the dividend was paid, and (x) multiplying the resulting product by thirty percent (30%) and then (y) dividing the resulting product by five hundred and ten (510)."

                                    CAPITALIZATION

The following sets forth the Company's pro forma capitalization as of March 31, 1997, as if the transfer of assets and liabilities from Matech 1 to the Company had taken place on that date.

--------------------------------------------------------------------------------
 Short Term Debt                                                      $468,146
--------------------------------------------------------------------------------
 Long Term Debt                                                        $25,000
--------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                    $493,146
--------------------------------------------------------------------------------
 REDEEMABLE CLASS B PREFERRED STOCK                                   $150,000
--------------------------------------------------------------------------------
 STOCKHOLDERS' EQUITY (DEFICIT)
 Class A Common Stock, $.001 Par Value, Authorized 10,000,000
 Shares, Outstanding 5,560,000 shares.                                  $5,560
--------------------------------------------------------------------------------
 Class B. Common Stock, $.001 Par Value, Authorized 300,000
 Shares, Outstanding 60,000 Shares                                         $60
--------------------------------------------------------------------------------
 Class A Preferred Stock, $.001 Par Value, Authorized
 9,999,490 Shares, Outstanding 350,000 Shares                             $350
--------------------------------------------------------------------------------
 Additional Paid in Capital                                         $2,458,794
--------------------------------------------------------------------------------
 Less Notes and Subscriptions Receivable - Common Stock              ($36,464)
--------------------------------------------------------------------------------
 Deficit Accumulated During the Development Stage                 ($2,912,828)
--------------------------------------------------------------------------------
 TOTAL STOCKHOLDERS EQUITY (DEFICIT)                                ($470,728)
--------------------------------------------------------------------------------


                                   DIVIDEND POLICY

The Company and its predecessors have never paid cash dividends. Management does not intend to pay dividends in the near future and any dividends paid will depend on the Company's future earnings and working capital requirements. Currently, there are no contractual restrictions placed on the Company in terms of declaring and paying dividends.

                                       DILUTION

There will be no dilution of stockholder equity from this distribution.
There was, however, a substantial dilution of stockholder's percentage interest in the Company's business as a result of Matech 1 issuing stock in relation to the Stock Purchase Agreement. See, "Stock Purchase Agreement" for a schedule of shares issued. Prior to Matech 1 entering into the Stock Purchase Agreement on February 17, 1997, there were 2,580,546 shares of Matech 1's Class A Common Stock outstanding with 427,911 shares in the hands of public shareholders representing 16.6% of the outstanding shares. As a result of issuing shares in connection with this transaction, the Company now has 5,560,000 shares outstanding. Accordingly, the percentage interest of these public shareholders in the Company's business after this distribution will decrease from 16.6% to 7.7% resulting in a 46.4% reduction in each shareholders percentage interest in the Company's business. On the other hand, each shareholder will also have a small percentage interest in SecurFone America, Inc.

                            SELECTED FINANCIAL INFORMATION

On March 9, 1997, the Company authorized issuance of 5,560,000 shares of its Class A Common Stock to Matech 1, 60,000 shares of its Class B Common Stock to Robert M. Bernstein, 350,000 shares of its Class A Convertible Preferred Shares to Matech 1's Convertible Preferred Shareholders in exchange for their Matech 1 Convertible Preferred, and 15 shares of its Class B Convertible

Preferred Shares to Matech 1's Class B Convertible Preferred Shareholder, Tensiodyne Corporation. In consideration for assuming all of Matech 1's liabilities, the Company will receive all the assets of Matech 1 as of the effective date of the exchange, July 31, 1997. The Company presents in its financial statements the activity of Matech 1, as the Company continues substantially in the same line of the business including all of Matech 1's assets and liabilities. The selected financial data of the Company are derived from the consolidated financial statements of Matech 1. The selected financial data should be read in conjunction with the Company's financial statements included elsewhere in this prospectus.



------------------------------------------------------------------------------------------------------------------------------------
                                           Fiscal Year Ending December 31             Three Months Ending    Inception to
                                                                                             March 31           March 31
------------------------------------------------------------------------------------------------------------------------------------
                           1992          1993        1994         1995       1996       1996          1997        1997
                                                                                    (Unaudited)   (Unaudited) (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                       0           0            0           0            0           0            0           0
------------------------------------------------------------------------------------------------------------------------------------
Income (Loss) From      $(51,180)  ($714,605)   $(377,063)  $(197,546)   $(483,186)  $(150,541)    $(87,649)  $(2,912,828
Continued Operations
------------------------------------------------------------------------------------------------------------------------------------
Income (Loss) From                                                           $(.17)                  $(.016)
Continued Operations
Per Common Share
------------------------------------------------------------------------------------------------------------------------------------
Common Shares                                                             2,580,546                5,560,000
Outstanding
------------------------------------------------------------------------------------------------------------------------------------
Total Assets             $178,944    $167,858     $184,579    $150,692     $208,299    $165,481     $172,418     $172,418
------------------------------------------------------------------------------------------------------------------------------------
Total Liabilities         $46,481    $401,600     $620,375    $783,882     $832,926    $914,049     $493,146     $493,146
------------------------------------------------------------------------------------------------------------------------------------
Redeemable Preferred            0           0     $150,000    $150,000     $150,000    $150,000     $150,000     $150,000
Stock
------------------------------------------------------------------------------------------------------------------------------------
Total Stockholders'      $132,463  $(619,166)   $(585,796)  $(783,190)   $(988,218)  $(898,568)   $(470,728)   $(470,728)
Equity (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
Dividends                       0           0            0           0            0           0            0            0
------------------------------------------------------------------------------------------------------------------------------------


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                                RESULTS OF OPERATIONS

The following discussion should be read in conjunction with "Selected Financial Data" and the Company's financial statements and notes thereto contained elsewhere in this Prospectus.

BACKGROUND

The Company's predecessors were engaged in developing and testing the Fatigue Fuse and developing the EFS. The majority of funds used in operations, development and testing were raised through sales of future royalty interests in the Company's products and private offerings of common and preferred stock.

The Company was formed on March 4, 1997, as a subsidiary of Matech 1, a Delaware corporation. On March 9, 1997, in accordance with a February 17, 1997 Stock Purchase Agreement among Matech 1, Montpilier Holdings, Inc., SecurFone America, Inc., ("SecurFone") and Robert M. Bernstein, (the "Stock Purchase Agreement") Matech 1 agreed to assign all its assets and liabilities to the Company including all Patents and know-how relating to the Fatigue Fuse and the Electrochemical Fatigue Sensor in exchange for 5,560,000 shares of the Company's Class A

Common Stock. Matech 1 also agreed to distribute 5 million of these 5,560,000 shares to its shareholders thereby spinning off the Company. Upon completing this distribution, Matech 1 will own 560,000 shares of the Company's Class A common stock. From its inception through 1993, Tensiodyne Corporation developed the Fatigue Fuse. In August 1993, Tensiodyne licensed the rights to develop and exploit the EFS from the University of Pennsylvania. In February 1994, Matech 1 acquired all of the assets and liabilities of Tensiodyne in a reorganization that resulted in Matech 1 distributing shares to Tensiodyne' shareholders in January 1996 as part of transactions similar to the transactions contemplated by the Stock Purchase Agreement.

The following discussion of results of operations, capital resources, and liquidity pertains to the Company's consolidated activity for the three years ended December 31, 1994, 1995, and 1996.

RESULTS OF OPERATION FOR THE FISCAL YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996, AND THE FIRST QUARTER OF 1997 AS COMPARED WITH 1996.

Revenues

The Company's predecessors did not generate any significant revenues in 1994, 1995, or 1996 or the three months ended March 31, 1997. Revenue generated during the first quarter of 1996 consisted of interest of $507 which accrued on a note and $9,656 on the sale of Tensiodyne Corp. common stock. Revenue generated during the first quarter of 1997 consisted of $4,555 for research and development under the Company's subcontract with Southwest Research Institute and $1,135 for expense reimbursement under that contract. In 1996, Matech 1 received $12,275 in expense reimbursements, $2,427 as interest income, and $17,750 from the sale of 50,000 shares of Tensiodyne Corporation stock. In 1995, Matech 1 generated interest income of $1,928 and $4,375 of miscellaneous income. In 1994 Matech 1 generated interest income of $1,785.

Costs and Expenses

For the three months ended March 31, 1997, the Company spent $4,555 on research and development reflecting the start up of its efforts in connection with the Southwest Research Institute contract. In 1996, research and development costs (pertaining to testing) were $699 compared to $15,104 in 1995, $83,360 in 1994, and $330,112 in 1993. In 1993, funds were available for development. The amount spent in development costs is directly related to available funds. In 1996, $10,000 was paid to the University of Pennsylvania to reimburse it for costs related to maintaining patents for the EFS. The remaining $700 was for testing the Fatigue Fuse. In 1995, the Company spent $12,359 for testing the Fatigue Fuse and spent the remainder for consulting fees of $2,745 related to that testing. In 1994, the majority of research and development costs was the salary of Matech 1's in-house engineer totaling $71,096 and testing costs of $7,263. In 1993, research and development costs included $188,495, which is the present value of the Company's obligation to sponsor the development of the EFS with the University of Pennsylvania. Also included in research and development for 1993 is the salary of the Company's engineer totaling $53,288 and testing costs of $76,843.

In the three months ended March 31, 1996 and 1997, General and Administrative costs were $150,541 and $83,094, respectively. The major costs incurred during the first quarter of 1996 consisted of telephone of $4,813, rent of $3,862, professional fees of $20,183, officer's salary of $105,000, and office expense of $8,051. The major costs incurred during the first quarter of 1997 consisted of officer's salary of $45,000, professional fees of $21,643, telephone expenses of $2,800, office expense of $1,869, and rent of $3,575.


General and administrative costs were $472,486, $188,745, and $295,488 for 1996, 1995, and 1994, respectively. In 1996, the major costs were $200,000 of accrued salary to the Company's President, Robert M. Bernstein, and $86,633 in legal fees to (a) represent the Company in contract negotiations with SWRI which resulted in a teaming agreement and subcontract with SWRI relating to a government research contract from the U. S. Air Force, (b) complete Matech 1's January 1996 S-1 registration statement, (c) negotiate the Stock Purchase Agreement, and (d) preserve the Company's patents. In addition, in the Company's ongoing effort to raise funds, it incurred costs of $34,632 for various consultants, $21,902 for travel and entertainment, $21,766 for telephone, $17,526 for accounting, $29,017 for office rent and $14,454 for office expenses.

The major costs incurred in 1995 were $56,170 related to attempts to find funding for research and development including $28,298 for travel and entertainment expenses, $15,362 in professional fees, and $12,510 in professional services. In addition, $31,480 was incurred for costs related to the S-1 Registration statement filed on January 19, 1996, 28,514 for office rent, $20,696 for accounting fees, $19,751 for telephone and $10,871 for interest.

In 1994, the major costs were the President's salary of $72,000, which was accrued and not paid, professional fees of $55,824, office related expense of $32,206, travel costs of $36,991, rent of $16,169, and utilities of $ 23,023.
 The professional fees were for negotiating and consummating the spin off of Matech 1 and the audit of the 1993 financial statements.

LIQUIDITY AND CAPITAL RESOURCES

The Company's accountant has opined that the Company's financial condition raises substantial doubt concerning the Company's ability to continue as a going concern. As a result of the Company's subcontract with SWRI related to its contract with the U.S. Air Force which is providing $2.5 million for research on the EFS technology and the possibility of an additional $2.5 million addition to that contract, it appears that the Company will have sufficient funds to continue operating at least through August 1998.

As reflected in the numbers below, over the past three years, to continue seeking capital and to maintain its patents, the Company's predecessor was totally dependent on the willingness of the Company's President, Mr. Bernstein, and long time investors to loan the Company money or purchase additional securities from the Company. Over the next 18 months, the Company expects to receive approximately $550,000 from a subcontract with SWRI relating to its research contract that the U.S. Air Force awarded to SWRI on February 25, 1997. These funds, however, are not guaranteed but rather the Company's best estimate based on SWRI's contract with the Air Force and the Company's subcontract with SWRI. Moreover, these funds are only a beginning, the Company estimates an additional $5,000,000 will have to be raised to complete research and development and bring its products to market. Although, Mr. Bernstein intends to continue to loan the Company funds as required to seek additional financing, he is under no obligation to do so. The Company does not expect to receive any additional material financing from its other long time investors.

Although the Company has provided information to various investment bankers and venture capitalists in an effort to obtain financing, no specific plans are under consideration. Any prediction of the likelihood or timing of obtaining the required funding would be highly speculative. The Company's ability to obtain such financing may depend on the results of the research contract with SWRI which will not be evident for a year or more.

The Company expects to receive $120,000 from SecurFone America, Inc. under the Stock Purchase Agreement which will provide the Company additional working capital. The Company expects that its subcontract with SWRI to conduct research on the EFS will provide operating funds until approximately August of 1998.

Cash and cash equivalents as of March 31, 1996 and 1997 were ($2,422) and $2,783 respectively. During the first quarter of 1996, the Company received $26,250 from officer loans. During the first quarter of 1997, the Company paid down officer loans by $44,000.

As of December 31, 1996, cash and cash equivalents were 0. During 1996, the Company received $242,290 including $170,040 for the issuance of Class A common stock under the Company's 1996 Stock Option Plan, a $43,250 loan from the President, and a $25,000 loan from an unrelated third party. Of the $242,290 received, $64,676 repaid loans from the President, $5,000 paid legal fees in connection with the S-1 Registration Statement, and the remaining $172,614 was used in operations.

Cash and cash equivalents as of December 31, 1995, was $1,226. During 1995, the Company received $158,874 including $100,874 as a loan from the President and $58,000 as a loan from a third party. Of the $158,874, $16,000 repaid loans from the President and the remaining $142,874 was used in operations.

Cash and cash equivalents as of December 31, 1994, was 0. During 1994,, the Company received $24,787 from its officers on the sale of its Class A Common Stock, $140,000 from the sale of its redeemable Class B Preferred Stock, $135,050 from officer loans, and $78,495 from third party loans. Of the $346,852 received during 1994, $275,441 was used in operations and $31,480 was paid in fees relating to the preparation and filing of the S-1 registration statement and $78,446 was repaid to the Company's officer.

                                  MARKET INFORMATION

Currently there is no established public trading market for any of the Company's securities.

As of the date of this Prospectus the Company has issued 5,560,000 shares of its Class A Common Stock to Matech 1 in exchange for all of Matech 1's assets and the Company has assumed all of Matech 1's liabilities. As of the date of this Prospectus, Matech 1 is distributing 4,550,000 shares of the Company's Class A Common Stock to its shareholders of record, approximately

408 shareholders on a pro rata basis, one share of the Company's Class A Common for each share of Matech 1 Class A Common held of record as of the date of this Prospectus. Only 707,911 shares, however, are registered with the Securities and Exchange Commission. The remaining 3,842,089 shares are being distributed as restricted stock to affiliates of the Company and 560,000 shares are being retained by Matech 1.

As of the date of this Prospectus, the Company has issued 60,000 shares of its Class B Common Stock to one shareholder, Robert M. Bernstein.

                                       BUSINESS

THE COMPANY

Material Technologies, Inc., a development stage company, was incorporated in the State of Delaware on March 4, 1997. The Company's principal offices are located at 11661 San Vicente Boulevard, Suite 707, Los Angeles, California 90049.

BACKGROUND

Prior to February 1994, Matech 1 was a majority-owned subsidiary of Tensiodyne, a Delaware corporation ("Tensiodyne") and was named Tensiodyne Scientific Corporation. Although in 1994 Tensiodyne Scientific Corporation changed its name to Material Technology, Inc., to provide continuity especially in its attempts to obtain government funding, the corporation continued to do business as Tensiodyne Scientific Corporation. The Company also does business under this name.

From approximately October 1983 until February 1994, Tensiodyne was engaged in development for commercial exploitation of a device generally known as the Fatigue Fuse, a device designed to give early warning of metal fatigue, where such information is of significance. See "Description of Technologies." On August 26, 1993, Tensiodyne entered into a license agreement with the University of Pennsylvania whereby the University licensed to Tensiodyne the right to develop and exploit the Electrochemical Fatigue Sensor ("EFS"). On December 20, 1993, Tensiodyne agreed to assign to Matech 1 all of Tensiodyne's assets, including but not limited to the four patents pertaining to the Fatigue Fuse and the license agreement with the University of Pennsylvania, in exchange for the assumption of all of Tensiodyne's liabilities. As a result of that agreement and reorganization, after February, 1994, Matech 1 succeeded to all of the operations and liabilities of Tensiodyne relating to the Fatigue Fuse and the EFS. On January 22, 1994, Tensiodyne's board of directors resolved to transfer its assets and liabilities to Matech 1 and distribute, to Tensiodyne's holders of record at the close of business on February 1, 1994, one share of the Matech 1's Class A Common Stock for each share of Tensiodyne Class A Common Stock. That distribution was subsequently made pursuant to an S-1 registration statement filed with the SEC effective on January 19, 1996.

From February 1994 to February 1997, Matech 1's primary activity was to obtain financing to complete development of the Fatigue Fuse and to fund research and development of the EFS. That effort resulted in a February 25, 1997, $2.5 million research contract between the United States Air Force and Southwest Research Institute ("SWRI"). SWRI is subcontracting part of the research to the Company under an August 23, 1996 Teaming Agreement between SWRI, Matech 1, and the University of Pennsylvania . The subcontract with SWRI will provide the Company with operating funds to approximately August 1998. SEE, "Development of Technologies", INFRA.

THE STOCK PURCHASE AGREEMENT

As of February 17, 1997, Matech 1 entered into a Stock Purchase Agreement with Montpilier Holdings, Inc., ("MHI") SecurFone America, Inc., ("SecurFone") and Robert M. Bernstein, the Chief Executive Officer and controlling shareholder of both Matech 1 and Matech 2. Under that agreement, the parties intend to effect a reverse merger of SecurFone into Matech 1 immediately after this distribution. Upon closing, SecurFone's shareholders will acquire 90% of Matech 1's outstanding capital stock in exchange for 100% of SecurFone's outstanding capital stock. Matech 1 also authorized issuance of 2,319,454 shares of its Class A Common Stock so that the total number of shares outstanding will increase from 2,680,546 shares to 5,000,000 shares on closing the transaction as follows:



-------------------------------------------------------------------------------------------------------------
               Description                          Number of Matech 1 Shares       Number of Shares Issued
                                                   Issued or Authorized to all      to Robert M. Bernstein
                                                          Shareholders
-------------------------------------------------------------------------------------------------------------
     Outstanding as of March 9, 1997                       2,680,546                        856,676
-------------------------------------------------------------------------------------------------------------
   Issued to Robert M. Bernstein in                        1,049,454                       1,049,454
   lieu of $372,000 in accrued salary1
-------------------------------------------------------------------------------------------------------------
     Authorized to be issued upon                           450,000
    closing to Irwin Renneisen and
       David Jordan for initiating
          SecurFone Transaction
-------------------------------------------------------------------------------------------------------------
    Issued to Robert M. Bernstein for
              $108,000 Note                                 520,000                        520,000
-------------------------------------------------------------------------------------------------------------
      Issued to the Baker Group for
             $58,000 Note                                   280,000                           0
-------------------------------------------------------------------------------------------------------------
   Issued to C. Timothy Smoot, Esq.
  Matech 1's Counsel for Services in
              1995 and 1996                                  20,000                           0
-------------------------------------------------------------------------------------------------------------
                       TOTAL ISSUED                        2,319,454
-------------------------------------------------------------------------------------------------------------
                  TOTAL OUTSTANDING                        5,000,000                      2,426,130
-------------------------------------------------------------------------------------------------------------



    (1) Under the agreement with Mr. Bernstein, upon closing the Stock Purchase Agreement the Corporation will distribute an additional 450,000 shares of Matech 2 Class A Common Stock to Mr. Bernstein for a total of 2,876,130 Matech 2 shares. 1,499,454 of these shares will be subject to forfeiture if, within two (2) years, Mr. Bernstein leaves his positions as an officer and director of Matech 2 other than as a result of death or disability.


After issuance of these shares, Robert M. Bernstein owned 53.3% of Matech 1's outstanding Class A Common Stock; the Baker Group, a group of 15 long time investors in the business, owned 883,768 shares representing 17.7% of Matech 1's outstanding Class A Common Stock; and C.

Timothy Smoot Esq. owned 20,000 shares representing .004% of such outstanding shares. Mr. Smoot will also receive 20,000 registered shares of Matech 2 in this distribution.


The Company was incorporated on March 4, 1997, for this transaction. On March 9, the Company's Board authorized the issuance of 5,560,000 shares of its Class A Common Stock to Matech 1 in exchange for all of Matech 1's assets and liabilities. It also issued (a) 60,000 shares of its Class B Common Stock to Robert M. Bernstein in exchange for cancellation of his 60,000 shares of Class B Common Stock in Matech 1, (b) 350,000 shares of its Class A Convertible Preferred Stock to the Baker Group in exchange for cancellation of that group's 350,000 shares of preferred stock in Matech 1, (c) 15 shares of the Company's Class B Preferred Stock to Tensiodyne Corporation in exchange for cancellation of its preferred stock in Matech 1, and (d) 1,700,000 warrants to purchase 1,700,000 shares of the Company's Class A Common Stock for $.50 per share in exchange for cancellation of like warrants to purchase Matech 1's common stock. The rights, privileges, and designations of the Company's Class B Common Stock, warrants, and its preferred stock are the same as the corresponding Matech 1 securities except that the redemption date of the Company's Class B Preferred Stock was changed from January 31, 2004 to January 1, 2002.

On March 9, 1997, Matech 1's Board authorized the exchange of its assets and liabilities for 5,560,000 shares of the Company's Class A Common Stock. That transaction was approved by the majority of Matech 1's shareholders and an information statement was mailed to Matech 1's shareholders who did not vote on the transaction. The transaction took effect 20 days after that mailing. Matech 1 also agreed to distribute 4,550,000 shares of the Company's Class A Common Stock to Matech 1's shareholders in a ratio of one for one. This public distribution is part of that distribution. Matech 1 retains 560,000 shares of the Company's Class A Common Stock equal to 10.1% of the outstanding shares. Matech 1 also agreed to pay two individuals, Irwin Renneisen and David Jordan, 450,000 shares of Matech 1's Class A Common Stock plus 10% of the cash received for initiating the SecurFone Transaction by introducing the Company to SecurFone. These individuals, however will not receive any Matech 2 shares as a result of receiving 450,000 shares of Matech 1.

After the distribution, Matech 1 will reverse split its 5,000,000 outstanding shares, 1 for 10, leaving approximately 500,000 shares outstanding. Fractional shares will be rounded up. Thus, stockholders owning less than ten Matech 1 shares will still receive one share in the reverse split.

Matech 1 will then issue 4,500,000 new shares to SecurFone shareholders in exchange for all of SecurFone's outstanding shares leaving Matech 1's present shareholders with a 10% interest in SecurFone. SecurFone will pay the Company $120,000 to cover expenses. Matech 1 will then change its name to SecurFone. Accordingly, Matech 1's shareholders retain approximately 90% of their interest in the Company's metal fatigue technologies business and own 10% of SecurFone's prepaid cellular and calling card business as well.

SecurFone is a start-up company principally engaged in the sale and licensing of prepaid cellular phone services. It has been in the development stage since its formation on May 20, 1996. SecurFone provides these services in some markets and, in other markets, licenses its resources to unrelated third parties. Generally these services include providing understanding of the market and assistance in promotion and advertising.

SecurFone's principal offices are in San Diego, California and its primary network facilities are in Miami, Fl. The purpose of the distribution is to spin-off Matech 2 from Matech 1 allowing Matech 1's shareholders to retain an interest in Matech 1's business, while keeping that business separate from SecurFone's new business.

The transfer of assets and liabilities to the Company and distribution of its shares is designed to provide Matech 1's shareholders with an interest in SecurFone's business while separating the two businesses which have distinct missions and distinct financial, investment, and operating characteristics, as well as different management teams. Maintaining the separation allows the Company to adopt strategies and pursue objectives appropriate to its specific business to be valued independently from SecurFone. The distribution enables the Company's management to concentrate its attention and resources on developing its Fatigue Fuse and Electrochemical Fatigue Sensor without regard to the corporate and financial objectives and policies of SecurFone. The distribution allows investors to evaluate better, in accordance with their objectives and views, the different merits and outlooks of the Company and SecurFone.

AGREEMENTS AND ROYALTY OBLIGATIONS

There are certain outstanding agreements pursuant to which the Company's predecessors agreed to pay royalties or remuneration based upon revenues derived from the commercial exploitation of the Fatigue Fuse and the EFS. The Company has assumed these obligations.

On December 24, 1985, Tensiodyne entered into agreements with Tensiodyne 1985-I R&D Partnership to provide funding to research and develop the Fatigue Fuse. These agreements were amended on October 9, 1989. Under these agreements, the Company is obligated to pay the Partnership a 10% royalty on future gross sales of the Fatigue Fuse limited to a return of the Partnership's original investment of $912,500 plus interest at 6% per annum. In the event that the Company ceases to be engaged in business, the Partnership will have all rights to the Fatigue Fuse, and will pay a 15% royalty to the Company. SEE, Note 10 a to the Financial Statements.

In addition, the Company's predecessors entered into an agreement with Advanced Technology Center ("ATC") pursuant to which, for a grant of $45,000, the Company must return an amount equal to the grant by means of a royalty based on sales and sub license agreements. Ben Franklin Technology Center of South Eastern Pennsylvania succeeded to this interest. The royalty obligation is limited to the original advance and a return of 11% per annum. As of December 31, 1996, this future royalty commitment was $119,336 compared to $107,510 as of December 31, 1995. Payment of this obligation will be made solely from Company sales and is secured by a security interest in and to equipment used by the Company in developing its technology. SEE, Note 10 b to the Financial Statements.

A similar agreement with the same entity was entered into May 4, 1987, under which, in consideration for an additional grant of $63,775, ATC purchased a royalty of 3% of future gross sales and 6% of sub licensing revenues. The agreement was amended on August 2, 1987, and, as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years. At December 31, 1995, and 1996, the total future royalty commitments, including the accumulated 26% annual rate of return, was limited to approximately $440,265 and $555,734, respectively. Payment of future royalties will be made solely from Company's sales of the Fatigue Fuse and are secured by the Company's patents, products, and accounts receivable related to the Fatigue Fuse only, the technology developed with the funding. SEE, Note 10 c to the Financial Statements.

On June 27, 1991, Tensiodyne issued to Variety Investments, Ltd., and Countryman Investments, Ltd. (hereinafter the "Issuees"), both of Vancouver, British Columbia, a royalty in an amount equal to 20% of gross sales of a joint venture named Tensiodyne Marketing, Inc., consisting of Tensiodyne, Variety and Countryman. Variety and Countryman were to advance $400,000 to Tensiodyne and additionally purchase a 2.5% royalty for $100,000. The $100,000 was paid, however, the Issuees advanced only $360,017 and the agreement was modified. Pursuant to the modified agreement, the $360,017 was to be repaid solely from funds derived from the sale of equity received by December 31, 1994, and the royalty was to be modified upon the issuance of 100,000 shares of the common stock of Tensiodyne. The obligation to Variety and Countryman bears interest at the rate of 4.5% per annum. No portion of this sum was repaid by December 31, 1994 as required; consequently, the Issuees will receive, in the aggregate, a royalty interest in the amount of 16.2%. SEE, Note 10 d to the Financial Statements.

Under the February, 2, 1994 reorganization agreement, Tensiodyne was obligated to provide $5,100,000 in financing to Matech 1. During 1994, Matech 1 received $150,000 under this agreement in exchange for 7,560 shares of its Class A Common Stock and 15 shares of redeemable Class B Preferred Stock. The Class B Preferred stockholders had the right to redeem their stock at $10,000 per share on January 31, 2004. In connection with the Stock Purchase Agreement, Tensiodyne agreed to exchange its 15 Class B Preferred shares in Matech 1 for $5,000 and 15 Class B preferred shares in the Company with the same redemption rights except that Tensiodyne may redeem its shares two years earlier on January 31, 2002.

Tensiodyne provided no further funding under its agreement to provide $5,100,000 to Matech 1. As a result, Matech 1 sued Tensiodyne. On March 28, 1995, a settlement of that action was reached and Tensiodyne issued a total of 6,375,000 shares of its common stock to Matech 1. The proceeds from the sale of these shares are applied to reduce Tensiodyne's obligation under the February 2, 1994 agreement. The balance owed is $4,950,000 plus accrued interest at 7% per year. Matech 1 also received an additional 250,000 shares of Tensiodyne upon signing the settlement agreement.

These Tensiodyne shares were transferred to the Company with all of Matech 1's other assets but have little or no value. Management believes that Tensiodyne has insufficient capital to pay any of the amount owed and the Company's Tensiodyne shares are restricted and subject to Rule 144 under the Securities and Exchange Act. It thus appears highly unlikely that the Company will receive any significant funds from this source. SEE, Note 10 e to the Financial Statements.

On August 4, 1995, Matech 1 entered into an agreement with an unrelated third party, Stephen Forrest Beck, to compensate him for providing the idea of pursuing a government contract to fund development of the EFS. As amended on February 7, 1997, the agreement requires the Company to issue him 2.5% of the Company's outstanding Class A common stock as of the date the Company signs a subcontract with SWRI, appoint him to the Company's Board of Directors, and issue him a promissory note equal to 15% of the amount of SWRI's contract with the government. The funds due on the note are to be paid only when such funds are available to the Company from financing or revenues other than from a government contract. Under this Agreement the Company must execute a promissory note to pay this third party $375,000 plus interest at major bank prime rate when such funds are available to the Company. Interest accrues nine months after the government contract is executed, and is payable quarterly. The Company is obligated to pay 12.5% of the first $1,000,000 earned or raised through financing, other than a government contract, and 15% of any amount over $1,000,000 until the note and accrued interest are paid. SEE, Note 10 f to the Financial Statements.

On August 26, 1993, Tensiodyne entered into a license agreement with the University of Pennsylvania whereby the University licensed to Tensiodyne the right to develop and exploit the Electrochemical Fatigue Sensor. Under this agreement, Tensiodyne issued 12,500 shares of its common stock to the University and granted it a 5% royalty interest on revenues from sales of the EFS. The license was assigned to the Company and terminates upon expiration of the underlying patents.

Also on August 26, 1993, Tensiodyne entered into a Sponsored Research Agreement with the University of Pennsylvania under which Tensiodyne agreed to sponsor development of the EFS including paying the University $200,000 in 18 monthly installments. These payments were not made for lack of funds. This agreement was also assigned to the Company.


The Company expects to enter into modification agreements with the University of Pennsylvania. Under the modification agreements, the University's royalty on the EFS will be increased from 5% to 7%; the Company will issue the University and certain affiliates of the University (the "University Group") sufficient additional shares of Class A Common Stock so that the University Group's percentage ownership equals 5% of the outstanding Class A Common Stock; and the Company will pay the University 30% of any amounts the Company raises from financing (excluding government contracts) in excess of $150,000 until the $200,000 owed to the University is paid. SEE, Note 6 to the Financial Statements.

The following summarizes the Company's royalty obligations on the Fatigue Fuse and the EFS:

----------------------------------------------------------------------
                                    Fatigue Fuse        EFS
----------------------------------------------------------------------
Tensiodyne 1985-1 R&D Partnership      10.0%(1)          0
----------------------------------------------------------------------
Advanced Technology Center                               0
     Future Gross Sales                6.0%2
     Sublicensing Fees                  12%3
----------------------------------------------------------------------
Variety Investments, Ltd.               20.0%            0
----------------------------------------------------------------------
University of Pennsylvania
     Net Sales of EFS                    0              7.0%
     Net Sales of Services               0              2.5%
----------------------------------------------------------------------
Sherman Baker                           1.0%            0.5%
----------------------------------------------------------------------
                            Totals      49.0%          10.0%
----------------------------------------------------------------------

(1) The R&D Partnership's 10% royalty is limited to capital contributed plus accrued interest.

(2) Advanced Technology Center's 6% royalty is limited to $45,000 plus 11% per year return which equaled $119,336 as of December 31, 1996.
(3) Advanced Technology Center's 12% royalty on sales from sublicensing the Fatigue Fuse is limited to $63,775 plus a 26% annual return which equaled $554,734 as of December 31, 1996.

There are no prior affiliations, including stock ownership, among or between the Company and the other persons described above to whom the Company has royalty obligations.

BUSINESS

The Company (also "Matech 2"), a development stage company, owns the device known as the Fatigue Fuse, which requires additional testing to more precisely identify commercial uses prior to manufacturing and marketing. Matech 2 is also the exclusive licensee of the Electrochemical Fatigue Sensor ("EFS"), which requires substantial additional development. These technologies are intended to indicate the level of fatigue of certain metal structures including aircraft, bridges, cranes, ships, and other structures. No commercial application of Matech 2" products has been arranged to date. The Company intends to develop a market for the Fatigue Fuse once testing is completed and for the EFS once it has been fully developed.

The Fatigue Fuse is in its final testing and development stages which will last from 6 to 12 months and cost approximately $2,000,000, including technical testing and final development. If testing, development, and marketing are successful, management estimates the Company should begin receiving revenue from Fatigue Fuse sales a year of receiving the $2,000,000.
 At this time, management cannot estimate the amount of revenue that may be realized. Management estimates the EFS will require two years and approximately $2,875,000 for development and marketing. If successful, Matech 2's two products will complement each other and be used together in systems to detect and measure metal fatigue. On the other hand, neither may be successful for the many reasons listed above. SEE, Very High Risks, p.3.

At first, management intends to market the Fatigue Fuse separately. If the EFS is successfully developed, the two products will complement one another. Several manufacturers are capable of producing the Fatigue Fuse at a reasonable cost. It is uncertain, however, these products (a) will be successfully developed, (b) can be commercially produced, (c) will perform to expectations, or (d) that commercial markets will be successfully developed. Moreover, there is and will be significant competition for the Fatigue Fuse if and when it is marketed.

DEVELOPMENT OF TECHNOLOGIES

The development and application sequence for the Fatigue Fuse and EFS consists of Basic Research, Advanced Development, Prototype Evaluation, Application Demonstration, and Commercial Sales and Service. The Fatigue Fuse came first and is furthest along in the sequence. The Basic Research was by the inventor, Professor Maurice Brull of the University of Pennsylvania. Tensiodyne conducted the Advanced Development, including variations of the adhesive bonding process, and fabrication of a laboratory grade recorder (i.e., a fatigue recorder capable of high precision and reliability, but not designed for use outside a laboratory) for the separation events which constitute proper functioning of the Fatigue Fuse. The next step, Prototype Applications, is on hold pending the receipt of funding, including empirical tailoring of Fuse parameters (i.e., parameters to match the measured structure's material and the Fuse's exact geometric design to the structure's material and use) to fit actual spectrum loading (i.e., random stress loads over a specific range of loads) expected in specific applications. Associated tests include coupon specimens (i.e., small blocks of metal which can be conveniently loaded in a test laboratory) and full scale structural tests (i.e., the object being tested is a large assembly constituting a section of the structure, e.g., an airplane wing) with attached Fuses. A prototype of a flight qualifiable operational (i.e., it can be modified to function when attached to a flying airplane) separation event recorder (i.e., a device which detects, stores, and displays information that the metal strips in the Fuse have separated at specific times) was designed, fabricated, and successfully demonstrated. The next tasks are to prepare a mathematical analysis for more efficient selection of Fuse parameters and conduct a comprehensive test program to prove the ability of the Fuse to accurately indicate fatigue damage when subjected to realistically large variations in spectrum loading. The final tasks prior to marketing will be an even larger group of demonstration tests, e.g. on bridges, helicopters, tankers, or windmills.

To date, certain organizations have included Matech's Fatigue Fuse in test programs. Already completed are tests for welded steel civil bridge members. In 1996, Westland Helicopter, a British firm, tested the Fatigue Fuse on Helicopters. That test was successful in that the legs of the fuses failed in sequence as predicted. British Aerospace is conducting a full scale, 3 year test of the Fatigue Fuse on Grumman T-38 training aircraft. Testing will be completed in approximately one year. Matech 1 has also received commercial inquiries on the availability of Fatigue Fuses for windmills, marine cranes, and refinery pressure vessels.

Basic Research for the EFS was conducted at the University of Pennsylvania. It defined the unique physical effect on which the EFS is based, and the materials, configuration, instrumentation and procedures to be employed. The next phase will be Advanced Development with more complex load cycles, additional alloys, fabrication of a movable Electrochemical Fatigue Sensor device, and production of another body of reproducible test data. Prototype Applications will then include fabrication of a truly portable near-operational device. And again the final steps are multiple demonstration tests followed by routine sales.

The Company has a teaming agreement with Southwest Research Institute
("SWRI") and the University of Pennsylvania (collectively the "Team"). On February 25, 1997, the United States Air Force awarded the Team a $2.5 million Phase I contract to "determine the feasibility of [the Company's Electrochemical Fatigue Sensor] to improve the United States Air Force capability to perform durability assessments of military aircraft, including both air frames and engines through the application of EFS to specific military aircraft alloys." The Company is a subcontractor to SWRI and its share of this award is approximately $550,000 for which the Company will perform certain technical tasks in accordance with its expertise. This research will substantially assist the Company in determining the feasibility of the EFS.



DESCRIPTION OF TECHNOLOGIES

The Company is developing these technologies because the existing methods of detecting metal fatigue have certain disadvantages which may be avoided by the Fatigue Fuse and/or EFS. The Fatigue Fuse, like other competing technologies, must remain attached to the structure to respond to the structure's complete loading history. Its advantages over the other technologies are (a) it costs less and (b) it can be simply interpreted without a complex computer analysis system. If the EFS is developed successfully, it will have a unique advantage over all competing metal fatigue detection systems in that it will be able to determine the degree of fatigue damage after a few days of temporary installation. It will not require continuous input and will be able to assess structures which have never before been tested for fatigue damage.

Moreover, there is a possibility that these two systems will work well together. If the EFS can measure the status of the metal fatigue of a structure, then the Fatigue Fuse may be calibrated to that level of fatigue and installed on the structure to accurately measure metal fatigue as it occurs in the structure from that date forward.

The Fatigue Fuse

The Fatigue Fuse, developed by Tensiodyne and now owned by the Company, was designed to be affixed to a structure and to give a number of warnings as preselected portions of the fatigue life have been used up (i.e., how far to failure the object has progressed). It will give warnings against a condition of widespread generalized cracking due to fatigue.

The Fatigue Fuse is a thin piece of metal similar to the material being monitored. It consists of a series of parallel metal strips connected to a common base, much as fingers are attached to a hand. Each "finger" has a different geometric pattern called "notches" defining its boundaries. By applying the laws of physics in determining the geometric contour of each of the notches, the fatigue life of each finger should be finite and predictable. When the fatigue life for a given finger (or fuse) is reached, the fuse breaks. By implementing different geometry for each finger in the array, different increments of fatigue life become observable. Typically, notches will be designed to facilitate observation of increments of fatigue life of 10% to 20%. By mechanically attaching or bonding these devices to different areas of the structural member of concern, the Fuses undergo the same fatigue history as the structural member. Therefore, breakage of a fuse will indicate that an increment of fatigue life has been reached for the structural member.

Fatigue results from a metal object being subjected to repeated cyclic strain. In a commercial context this strain and concomitant stress result from a large number of cycles of loading and unloading. Sudden fracture can result. Fatigue damage and the resulting compromise of the stability and integrity of the member experiencing fatigue presents potential for structural failure and extreme danger. Objects such as bridges and wings of airplanes are subject to fatigue. It is obvious that sudden fracture of such objects could have disastrous results. It is presently impossible, under any generally acceptable theory of fatigue phenomena, to predict by analysis alone when the limit is reached and when a fracture may take place. Further, in normal usage, the damage occurs cumulatively, at microscopic levels and can only be detected, in the early stages at a time when dire results can be avoided by examination of the microscopic structure.

This difficulty has caused designers of objects and structures subject to fatigue to be extremely conservative. They have attempted to design structures to maintain the stresses presented in critical areas of a structure at a level well below known endurance limits of the material. In many instances this results in extreme expense. In spite of this "over-designing," catastrophic fatigue failures still occur. Although tests of the Fatigue Fuse have been performed in independent laboratories and the Fuse has been shown to perform as designed and as expected, Management has determined that substantial additional testing is necessary to ensure that it will be possible to calibrate various types of loading spectra, i.e., the range and types of stresses which a metal object experiences during usage. Management estimates that it will require an outlay of approximately $355,000 to accomplish this additional testing. If this money were available, Management estimates that such additional testing could be accomplished in 6 to 12 months.

Management believes that the Fatigue Fuse will be of value in monitoring aircraft, ships, bridges, conveyor systems, mining equipment, cranes, etc. No special training will be needed to qualify individuals to report any broken segments of the Fatigue Fuse to the appropriate engineering authority for necessary action. The development of such value is contingent upon the Company's successful production and marketing of the Fatigue Fuse, and no assurance can be given that the Company will be able to overcome the obstacles relating to the introduction to the market of a new product. In order to determine its ability to produce and market the Fatigue Fuse, it will be necessary for the Company to have substantial capitalization and no assurance can be given that the needed capital will be available. See "Business" "and "Plan of Operations."

Electrochemical Fatigue Sensor

In August 1993, Tensiodyne entered into a license and development agreement with the University of Pennsylvania regarding a new invention, the EFS, designed to measure electrochemically the status of fatigue of a structure without knowing the structure's loading history. Under this Agreement, 12,500 shares of Tensiodyne's common stock were issued, a 5% royalty on sales of EFS was granted, and Tensiodyne undertook to pay $200,000, $11,112 per month for 18 months, to the University. No payments have been made on this obligation. Under the terms of the governing agreement either party may terminate the agreement effective upon written notice to the other party.
The Company and the University agreed to modify their previous agreements (a) to increase the University's royalty from 5% to 7% of the sale of related products, (b) to issue additional shares of Class A Common Stock so that the University and certain affiliates will own to 5% of the outstanding Class A Common Stock of the Company as of the effective date of the modified agreements, and (c) to pay the University 30% of any financing the Company receives in excess of $150,000 (excluding amounts received from government grants or contracts) up to the $200,000 owed to the University.

The EFS is a high precision instrument consisting of (a) a cell which can be attached to a structure to measure electrical current and (b) software to interpret the current measurements. The cell consists of an enclosure which contains a fluid which conducts electricity and two metal electrodes connected to external wires leading to a battery and the current measuring instrument. The sensor is temporarily attached to a structural member, then the member is subjected to multiple loads while the instrument records the current. A computer analyzes the current record to determine the degree of fatigue damage present at the location of the sensor in the structure. Then the sensor is removed.

The EFS is in the initial stage of research. No assurance can be given that it can be developed successfully or that, if developed, it can be produced at a price which will permit its marketing, or that, even if these two conditions are met, that the EFS will find a market.

PATENTS

The Company is the assignee of four patents originally issued to Tensiodyne. The first was issued on May 27, 1986, and expires on May 27, 2003. It is entitled "Device for Monitoring Fatigue Life" and bears United States Patent Office Number 4,590,804. The second patent entitled "Method of Making a Device for Monitoring Fatigue Life" was issued on February 3, 1987 and expires February 3, 2004. It bears United States Patent Office Number 4,639,997. The third patent, entitled "Metal Fatigue Detector," was issued on August 24, 1993 and expires on August 24, 2010. It bears United States Patent Number 5,237,875. The fourth patent, entitled "Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same," was issued on June 14, 1994 and expires on June 14, 2011. It bears United States Patent Number 5,319,982. This latter patent was pending when Tensiodyne assigned the rights to Matech 1 in February 1994 and was assigned to Matech 1 upon issuance later in 1994.

DISTRIBUTION METHODS OF PRODUCT

If funds become available, the Company intends to exhibit the Fatigue Fuse and the EFS at various aerospace trade shows and market its products directly to end users, including aircraft manufacturing companies, aircraft maintenance companies, manufacturers and operators of cranes, certain state regulatory agencies which oversee bridge maintenance, companies engaged in manufacturing and maintaining ships and tankers, and the military. Although management intends to undertake marketing, dependent on the availability of funds, within and without the United States, no assurance can be given that any marketing activities will be implemented. See "Very High Risk Factors"
p. 3.

COMPETITION

    The Company's Products

1. The EFS is intended to provide a fatigue measurement which cannot now be obtained from any other instrument, namely, an assessment of the extent of fatigue damage before cracks have grown to a size detectable by nondestructive inspection, in a structure which has not previously been instrumented or monitored to record the loads or strains experienced in service.

2. The Fatigue Fuse provides a simple low-tech way to assess and predict fatigue damage, which otherwise requires complex instrumentation, precision data recording, and sophisticated analytical computer programs.

    Competitor's Products

Nevertheless, other technologies exist which indicate fatigue damage. Single cracks larger than a certain minimum size can be found by nondestructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, for subsequent estimation of fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been used for 40 years and offer the advantage that they have been accepted in the market, whereas the Company's products will remain largely unproved for some currently indeterminable period. Companies marketing these alternate technologies include Magnaflux Corporation, Kraut-kremer-Branson, Dunegan-Endevco, and MicroMeasurements. These companies have more substantial assets, greater experience, more human and other resources than the Company, including established distribution channels and customer bases. The familiarity and loyalty to these technologies may be difficult to dislodge. Because the Company is still in its development stages, it is unable to predict whether its technologies may be successfully developed and be commercially attractive to potential markets.

SOURCES OF BASIC MATERIAL

All of the materials used in the Company's technologies are easily available from numerous sources. The Company will not be dependent on any supplier as a sole provider of materials.

DEPENDENCE UPON ONE OR MORE MAJOR CUSTOMERS

The Company believes that its products may be utilized within the aerospace, crane, bridge, large ship and tanker industries and by the military. If it successfully develops its products, as to which no assurance can be given, the Company will attempt to market its products to a variety of companies and governmental agencies. See "Business - Distribution Methods of Products." Nevertheless, the Company believes that it is likely, for several years following introduction of its products, that it may be dependent on a small number of large customers, the loss of any one of which would have a material adverse effect upon the Company's revenues and the perceived reliability of its products within the marketplace.

TOTAL NUMBER OF EMPLOYEES

The Company has three employees, Robert M. Bernstein, its President and Chief Executive Officer, who spends substantially full time on its affairs, John Goodman, its Chief Engineer, who works part time, and a secretary. The Company will employ other persons as needed on a part time or consulting basis, as appropriate, based on the availability of funds.

PLAN OF OPERATIONS

The Company estimates that it requires $5,000,000 in order to become fully operational. Of this sum, it estimates that funds would be allocated approximately as follows:

---------------------------------------------------------------------------
 Preparation of production models                             $1,250,000
---------------------------------------------------------------------------
 Referral fees for prior funding                                $625,000
---------------------------------------------------------------------------

---------------------------------------------------------------------------
 Fatigue Fuse lab testing for specific loading conditions       $500,000
---------------------------------------------------------------------------
 Fatigue Fuse Beta test completion                              $250,000
---------------------------------------------------------------------------
 EFS Beta testing on Turbine blades                             $500,000
---------------------------------------------------------------------------
 Marketing efforts for two years including personnel            $660,000
---------------------------------------------------------------------------
 University of Pennsylvania license payment                     $200,000
---------------------------------------------------------------------------
 Office administration and overhead for two years             $1,015,000
---------------------------------------------------------------------------
                                                      TOTAL   $5,000,000
---------------------------------------------------------------------------

The Company is seeking to raise funds from numerous sources, including various state and federal governmental agencies and/or private or public offerings of securities. At this time, however, the Company has no firm agreements other than the subcontract with Southwest Research Institute related to the Air Force contract signed on February 25,1997. That contract will provide $2,500,000 for basic feasibility research on the EFS related to air frames and engines through application of EFS to specific military aircraft alloys. The Company will receive approximately $550,000 to pay its overhead during EFS development which will allow the Company to continue to search for the additional $5 million needed to complete testing of the
Fatigue Fuse and to market both the Fatigue Fuse and EFS.    Sufficient
interest has been generated by the military that additional military and congressional funding should be forthcoming based upon the success of Phase
1. Southwest Research has informed the Company that Congress has appropriated an additional $2,500,000 for research related to the EFS technology and that the contracting process for the additional funds has begun. The Company anticipates that process will take six months.

DESCRIPTION OF PROPERTY

The Company leases offices at 11661 San Vicente Boulevard, Suite 707, Los Angeles, California 90049. The Company's lease term is twenty four months beginning June 1, 1997. The space consists of 830 square feet of useable space and will be adequate for the Company's current and foreseeable needs. The rent is $40,464.00 payable at $1,868.00 per month.

The Company owns a remote monitoring system and certain manufacturing equipment which are presently leased to the University of Pennsylvania (Laboratory for Research on the Structure of Matter) for instructional and testing purposes. In consideration of the leasing of this equipment, the University of Pennsylvania has agreed to perform 1,200 hours of testing on materials to be used in conjunction with the Fatigue Fuse. The first five year term of this lease will expire on March 31, 1998. Lessee has the right to borrow the equipment for a further five year period. Upon the expiration of the second five year period, the University has the right to purchase the equipment at its then fair market value.

LEGAL PROCEEDINGS

The Company is not presently involved in any legal proceedings which in management's opinion might have a material effect on the Company.

                                      MANAGEMENT

The name, age and office of principal occupation of the executive officers and directors of the Company and certain information relating to their business experiences are set forth below:

       NAME                       AGE       POSITION
       ----                       ---       --------

       Robert M. Bernstein        63        President/Chief Financial Officer
                                            Chairman of the Board
       Joel R. Freedman           36        Secretary/Director
       Dr. John W. Goodman        62        Chief Engineer/Director

The directors' and officers' term of office is until the 1998 annual meeting to be held prior to April 1, 1998.

Robert M. Bernstein, 63 years of age, is the Company's President, Chief Financial Officer, Chairman of the Board, and Principal Shareholder. Mr. Bernstein received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania in 1956. From August 1959 to August 1972 he was a Certified Public Accountant licensed in Pennsylvania. In August 1972, his accounting license expired because he was no longer a practicing accountant in Pennsylvania. From 1961 to 1981 he acted as a consultant specializing in mergers, acquisitions, and financing. From 1981 to 1986, Mr. Bernstein was Chairman and Chief Executive Officer of Blue Jay Enterprises, Inc., of Philadelphia, Pennsylvania, an oil and gas exploration company. In December 1985, he formed a research and development partnership funding approximately $750,000 for research on the Fatigue Fuse. From October of 1988, until February 2, 1994, Mr. Bernstein was president, and chief executive officer of Tensiodyne. In October 1988, he became Chairman of the Board, CEO, President, and Chief Financial Officer of Matech 1 and assumed these same positions in Matech 2 when it was formed in March 1997. He also retained these positions with Matech 1.

Joel R. Freedman, 36 years of age, is Secretary and a Director of the Company. From October 1989 until February 1994, Mr. Freedman was Secretary and a Director of Tensiodyne, retaining these positions with Matech 1 after the reorganization in February 1994. Mr. Freedman attends board meetings and provides advice to the Company as needed. Since 1983, he has been president of Genesis Securities, Inc., a full-service brokerage firm in Philadelphia, Pennsylvania. His duties there are a full-time commitment. Accordingly, he does not take part in the Company's day to day activities. He is not a director of any other company.

Dr. John W. Goodman, 62 year of age, is a Director and Chief Engineer for the Company. As of February 25, 1997, the Company rehired Dr. Goodman part time after a two year hiatus while Matech 1 sought funding. Dr. Goodman is also Senior Staff Engineer, Materials Engineering Department of TRW Space and Electronics and Chairman of the Aerospace Division of the American Society of Mechanical Engineers. He holds a Doctorate of Philosophy in Materials

Science which was awarded with distinction by the University of California at Los Angeles in 1970, received in 1957 a Masters of Science degree in Applied Mechanics from Penn State University and in 1955 he received a Bachelor of Science degree in Mechanical Engineering from Rutgers University. From 1972 to 1987 Dr. Goodman was with the United States Air Force as Lead Structural Engineer for the B-1 aircraft; Chief of the Fracture and Durability Branch and Materials Group Leader, Structures Department, Aeronautical Systems Center, Wright-Patterson Air Force Base. From 1987 to December, 1993, he was on the Senior Staff, Materials Engineering Department of TRW Space and Electronics. He has been the chief engineer developing the Company's products since May 1993. He worked full time for Tensiodyne and Matech 1 from August 1993 to December 1994 when he returned to TRW. From December 1994 to February 25, 1997, he consulted with Matech 1 periodically.

ADVISORY BOARD

Since 1987, Tensiodyne and then Matech 1, as successor to Tensiodyne's business, has had an Advisory Board presently consisting of Alexander M. Adelson, William F. Ballhaus, Robert P. Coogan, Campbell Laird, Ronald Landgraf, Robert Maddin, and Samuel I. Schwartz. These individuals will consult with the Company on an as needed basis usually a few hours per month. The members of the Advisory Board serve at will. Each member of the board will receive 18,000 shares of Class A Common Stock as consideration for accepting a two year term if and when the Company is funded. The Advisory Board advises Management on technical, financial and business matters and may in the future be additionally compensated for these services. A brief biographical description of the members of the advisory board is as follows:

Alexander M. Adelson, age 51: Has thirty years as an applied physicist and businessman specializing in technical marketing matters. Since 1974, Mr. Adelson has led the Technology Resource Group of RTS Research Lab, Inc. ("RTS"). This group provides management, product development, and related marketing services to various clients specializing in technical marketing matters. For example, RTS helped conceive and develop the first portable bar code scanner and acted as program manager for 12 years while developing two generations of portable bar code laser scanners for Symbol Technologies, Inc. Mr. Adelson holds 64 patents in the fields of optical electronics, bar code technology, automatic inspection and medical software. He serves on the board of directors of Base 10, Inc., Nocopi Technologies, Inc., and PatComm Corporation.

William F. Ballhaus, age 78: Now retired, was an Aerodynamacist with Douglas Aircraft Co., a Vice President and General Manager, Nortronics Division of Northrop Aircraft, Inc., Executive Vice President of Northrop Corp., and was President of Beckman Instruments, Inc. from 1965-1983. He is a director of Republic Automotive Parts, Microbics Corp., and Nuco Industries.

Vice Admiral Robert P. Coogan, age 72: Retired from a distinguished naval career spanning 40 years during which he held numerous posts including; Commander U.S. Third Fleet, Commander Naval Air Force - U.S. Pacific Fleet, Commandant of Midshipmen - U.S. Naval Academy, and Chief of Staff - Commander Naval Air Force - U.S. Atlantic Fleet. From 1980 to 1991 he was with Aerojet General Company and served as Executive Vice President of Aerojet Electrosystems Co. from 1982 - 1991.

Campbell Laird, age 60: Received his Ph.D. in 1963 from the University of Cambridge. His Ph.D. thesis title was "Studies of High Strain Fatigue." He is presently Professor and graduate group Chairman in the Department of Materials, Science & Engineering at the University of Pennsylvania. His research has focused on the strength, structure and fatigue of materials, in which areas he has published in excess of 250 papers. He is the co-inventor of the EFS.

Ronald W. Landgraf, age 57: Presently a Professor in the Department of Engineering Science & Mechanics at Virginia Tech, Blacksburg, Virginia. He spent 20 years in the industrial sector, first as a Materials Engineer in the Micro Switch Division of Honeywell, Inc. in Freeport, Illinois, and later as a Research Scientist, Metallurgy Dept., Engineering & Research Staff of Ford Motor Company in Dearborn, Michigan. In 1988, he became a Visiting Professor at Virginia Tech and in 1990, a Professor.

Robert Maddin, age 77: Presently retired, received his BS from Purdue University in 1942 and Doctor of Engineering from Yale University in 1948. From 1957 to 1972, he was a director and later chairman of the Department of Metallurgy, University of Pennsylvania; from 1973 to 1983 was a Professor of Metallurgy at the University of Pennsylvania, from 1984 to 1987 was a visiting professor of anthropology at Harvard University, and from February 1987 to the present is an honorary curator of archeological sciences, Peabody Museum of Archeology and Ethnology, Harvard University.

Samuel I. Schwartz, age 48: Presently President of Sam Schwartz Co., consulting engineers, primarily in the bridge industry. Mr. Schwartz received his BS in Physics from Brooklyn College in 1969, and his Masters in Civil Engineering from the University of Pennsylvania in 1970. From February, 1986 to March, 1990, was the Chief Engineer/First Deputy Commissioner, New York City Department of Transportation and from April, 1990 to the present has acted as a director of Infrastructure Institute at the Cooper Union College, New York City, New York. From April 1990 to 1994 he was a Senior Vice President of Hayden Wegman Consulting Engineers, and a columnist for the NEW YORK DAILY NEWS.


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


                                                           AWARDS                   PAYOUTS
-----------------------------------------------------------------------------------------------------------
                                             Other         Restricted                           All Other
Name and                                     Annual          Stock        Options     LTIP       Compen-
Principal          Salary ($)     Bonus      Compen-         Awards        /SARs     Payouts    sation ($)
Position   Year                    ($)      sation ($)        ($)           (#)        ($)
-----------------------------------------------------------------------------------------------------------
Robert M.  1993    $130,000(1)        0             0              $0          0           0    $165,300(2)
Bernstein  1994     $72,000(3)        0             0              $0          0           0         $10(4)
CEO        1995           0           0             0               0          0           0           0
           1996    $200,000(3)        0             0                          0           0           0
-----------------------------------------------------------------------------------------------------------
John W.    1993     $55,796           0             0               0          0           0           0
-----------------------------------------------------------------------------------------------------------

Goodman        1994     71,096         0         0         0         0         0         0
Director and   1995      2,745         0         0         0         0         0         0
Engineer       1996                    0         0         0         0         0         0




(1)  Of this $130,000, $30,000 was paid and $100,000 was accrued.
(2) In 1993, Matech 1 issued 300,000 shares to Mr. Bernstein at par value of $.001 per share. In addition, $165,000 results from Tensiodyne agreeing to reduce the purchase price of 6,000 shares of stock that Mr. Bernstein purchased in 1992 from $30 per share to $2.50 per share by reducing the amount of a promissory note executed by Mr. Bernstein in the amount of $180,000 to $15,000 for a total reduction of $165,000.

(3) This amount was accrued. On April 25, the Matech 1 agreed to issue Mr. Bernstein 1,049,454 shares of its Class A Common Stock and 450,000 shares of the Company's Class A Common Stock in exchange for cancellation of the $372,000 in salary accrued by Mr. Bernstein. Under the Agreement with Mr. Bernstein, such shares will be forfeited to the Company if, within two (2) years, Mr. Bernstein leaves his positions as an officer and director of Matech 2 other than as a result of death or disability.

(4) In February 1994, Matech 1 issued 10,000 shares of Class A Common Stock, par value $.001, to Mr. Bernstein

To date, the Company's Board has not authorized any salaries for 1997. As a result of the subcontract with SWRI, the Company expects Mr. Bernstein to begin receiving a salary of at least $120,000 per year. Neither Mr. Bernstein nor Mr. Goodman have received perquisites, other personal benefits, securities, or property exceeding 10% of their salary in any calendar year from 1993 to the present.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 9, 1997, the Company authorized the issuance of 60,000 shares of Class B Common Stock to Mr. Bernstein in exchange for cancellation of his 60,000 shares of Class B Common Stock in Matech 1. Class B Common has voting rights of 200 votes per share but no dividend or liquidation rights. Thus, this transaction assured Mr. Bernstein voting control of the Company by giving him 12,000,000 votes.

On February 28, 1994, Tensiodyne authorized the issuance of 10,000 shares of Class A Common Stock to Mr. Bernstein for past services.

In March 1994, Mr. Bernstein advanced Matech 1 $48,750 of which $12,000 was canceled in exchange for the issuance of 1,200,000 shares of Matech 1's Class A Common Stock. Mr. Bernstein sold 420,000 share for $4,200 to Joel Freedman and certain preferred shareholders.

On June 21, 1994, Matech 1 amended its By-Laws and increased the number of Directors from 3 to 5 and established an advisory board of five individuals. It also authorized the issuance of 36,000 shares of its Class A Common Stock to each of its new board members and the issuance of 18,000 shares of its Class A Common Stock to each advisory board member.

During 1994, the President, Mr. Bernstein, and a director, Joel Freedman, purchased 278,550 shares of the Matech 1's Class A Common Stock for $2,786.

In connection with the reorganization of Tensiodyne in February 1994, certain preferred shareholders of Tensiodyne, known as the Baker Group exchanged their preferred shares in Tensiodyne for 350,000 Matech 1 Class A Preferred Stock. In connection with the Stock Purchase Agreement, the Baker Group has exchanged their 350,000 Matech 1 Class A Preferred Shares for 350,000 of the Company's Class A Preferred Shares.

On August 10, 1994, Matech 1's Board granted 994,500 Class A Warrants to
Mr. Robert Bernstein, 170,000 Class A Warrants to Mr. Joel Freedman, and 535,500 Warrants to Mr. Baker and his associates. Each Class A Warrant entitled the registered holder to purchase one share of Class A Common Stock of Matech 1 for $.50 per share until August 9, 1996. On December 15, 1995, Matech 1's Board extended the expiration date to August 22, 1999. In connection with the Stock Purchase Agreement these warrants are being exchanged for the same number of the Company's warrants and with same terms.

From time to time, Robert M. Bernstein has advanced funds to Tensiodyne and Matech 1 and at December 31, 1996, Matech 1 owed him $179,544. The accrued interest charged to operations on the President's loans were $5,268 in 1995 and $9,430 in 1996. Robert M. Bernstein is under no obligation to make advances to the Company but may to do so at his sole discretion. In addition, on December 31, 1996, Matech 1 was obligated to Robert M. Bernstein in the amount of $372,000 for accrued salary. On April 25, 1997, Matech 1 agreed to issue Mr. Bernstein 1,049,454 shares of its Class A Common Stock and distribute 450,000 shares of the Company's Class A Common Stock in exchange for cancellation of the $372,000 in salary accrued by Mr. Bernstein. Under the Agreement with Mr. Bernstein, such shares will be forfeited to the Company if, within two (2) years, Mr. Bernstein leaves his positions as an officer and director of Matech 2 other than as a result of death or disability. As a result of the transfer of Matech 1's assets and liabilities to the Company, these are the Company's liabilities.

On July 24, 1995, Matech 1 authorized issuance of convertible notes to Robert M. Bernstein and the Baker Group. Mr. Bernstein's note was for $108,000 and in exchange for $108,000 in cash advances from Mr. Bernstein. The note's term was three years. Mr. Bernstein had the right at any time to convert the note or any ratable portion into 520,000 shares of the Company's Class A Common Stock. The note to the Baker Group was for $58,000 and in exchange for $58,000 cash paid to the Company. The term was also three years. The Baker Group had the right at any time to convert the note or any ratable portion thereof into 280,000 shares of the Company's Class A Common Stock. In connection with the Stock Purchase Agreement these notes were converted into 580,000 shares of Matech 1's Class A Common Stock to Mr. Bernstein and 280,000 shares of Matech 1's Class A Common Stock to the Baker Group. Accordingly, these notes are no longer in existence. On the other hand, the conversion of these notes entitled Mr. Bernstein and the Baker Group to receive a like number of the Company's Class A Common shares as part of Matech 1's distribution of 5,000,000 shares of the Company's Class A Common.

                                PRINCIPAL STOCKHOLDERS

As of the date of this Prospectus, the following table sets forth information the stock ownership of each officer and directors and each person known to the Company to be the beneficial owner of more than five percent of each class of the Company's voting securities.



--------------------------------------------------------------------------------------------
Class of       Name and Address of      Amount and Nature        Percent of      Percent of
 Stock          Beneficial Owner          of Beneficial             Class           Votes
                                            Ownership                             Entitled
                                                                                 To Be Cast
--------------------------------------------------------------------------------------------
Class A       Robert M. Bernstein, CEO   2,876,130 Shares         51.7%(1)          16.3%
Common        East Tower, Suite 705
Stock         11835 Olympic Blvd.
              Los Angeles, CA  90064
--------------------------------------------------------------------------------------------
              Joel R. Freedman, Director  113,481 Shares           2.0%               .6%
              1 Bala Plaza
              Bala Cynwyd, PA 19004
--------------------------------------------------------------------------------------------
              John Goodman, Director       50,000 Shares           0.9%               .3%
              11835 Olympic Blvd.
              East Tower, Suite 705
              Los Angeles, CA  90064
--------------------------------------------------------------------------------------------
              Directors and executive    3,039,611 Shares         54.7%             17.2%
              officers as a group (3
              persons)
--------------------------------------------------------------------------------------------
              Material Technology, Inc.   560,000 Shares          10.1%(2)           3.1%
              11835 Olympic Blvd.
              East Tower, Suite 705
              Los Angeles, CA  90064
--------------------------------------------------------------------------------------------
              Sherman Baker               505,700 Shares           9.1%(3)           2.8%
              555 Turnpike St.
              Canton, MA  02021
--------------------------------------------------------------------------------------------
Class B       Robert M. Bernstein          60,000 Shares        100.00%(1)          66.5%
Common        East Tower, Suite 705
Stock         11835 Olympic Blvd.
              Los Angeles, CA  90064
--------------------------------------------------------------------------------------------
Class A       Sherman Baker               131,600 Shares,        37.60%(3)            .7%
Preferred     555 Turnpike St.          Beneficial Owner (1)
              Canton, MA  02021
--------------------------------------------------------------------------------------------
              Nathan Greenberg             35,000 Shares,        10.00%               .2%
              306 Main Street           Beneficial Owner (1)
              Worchester, MA  01608
--------------------------------------------------------------------------------------------
              Melvin Nessel                35,000 Shares,        10.00%               .2%
              180 Beacon Street          Beneficial Owner (1)
              Boston, MA  02111
--------------------------------------------------------------------------------------------
              Eugene Ribakoff              35,000 Shares,        10.00%               .2%
              46 W. Boylston Street      Beneficial Owner (1)
              Worchester, MA  01608
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
              Norman Fain                  21,000 Shares,        6.00%                .1%
              505 Central Avenue         Beneficial Owner (1)
              Pawtucket, RI 02862
--------------------------------------------------------------------------------------------
              Morris Loeb                  21,000 Shares,        6.00%                .1%
              2368 Century Hill          Beneficial Owner (1)
              Los Angeles, CA  90067
--------------------------------------------------------------------------------------------
              A. Sandler                   21,000 Shares,        6.00%                .1%
              139 Atlantic Avenue        Beneficial Owner (1)
              Swamscott, MA  01907
--------------------------------------------------------------------------------------------
Class B       Tensiodyne Corporation         15 Shares            100%           .000001%
Preferred     400 S. Colorado Blvd.
              Denver, CO  80222
--------------------------------------------------------------------------------------------



    (1) Robert M. Bernstein's Class A and Class B common stock ownership entitle him to cast 83.1% of all votes entitled to be cast by all common and preferred shareholders and thus voting control of the Company. All shares of the Company's common and preferred stock have one vote each except Class B common which has 200 votes each.

    (2) Matech 1's Class A Common Stock entitle it to cast 2.7% of the votes entitled to be cast by all common and preferred shareholders.
    (3) Sherman Baker's Class A Common Stock and his Class A Preferred Stock entitle him to cast 3.5% of the votes entitled to be cast by all common and preferred shareholders. The Sherman Baker Group composed of 15 investors including Mr. Baker are entitled to cast 6.8% of the votes entitled to be cast by all common and preferred shareholders.

In addition, the Company is committed under its modified agreement with the University of Pennsylvania to issue the University and its affiliates additional shares of the Company's Class A Common Stock so that their holdings equal 5% of the outstanding Class A Common Stock.


                             DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 11,000,000 shares of stock. Each of the 11,000,000 shares of stock has a par value of $.001. Of the shares authorized, 10,000,000 are Class A Common Stock; 100,000 are Class B Common Stock; and 900,000 are Preferred Stock. The Company has designated 350,000 shares as Class A Preferred Stock and 100 shares as Class B Preferred Stock.

Holders of the Class A Common stock have one vote per share of common stock held and vote as a single Class with holders of Class B Common Stock, who have 200 votes per share, on all matters submitted to stockholder vote including annual election of directors, amendment of the Certificate of Incorporation, merger or consolidation of the Company, sale, lease, or exchange of all or substantially all of the Company's property and assets, dissolution of the Company, and all other matters required to be submitted to stockholder vote under Delaware
Corporation Law.   A majority of the shares entitled to vote is necessary to
effect these transactions under Delaware Corporation Law. No super majority is required by the Company's Certificate of Incorporation or Bylaws. All directors are elected annually and there is no classification of directors. Class A Common stockholders are entitled to receive such dividends out of the funds or assets of the Corporation legally available therefor as, from time to time, the Board may declare. Upon liquidation, Class A Common stockholders are entitled to distribution of any remaining assets after payment of all creditors and payment of the liquidation preferences of the Class A and Class B Preferred Stock. Class A Common stockholders, as holders, have no preemptive rights to receive offers for additional stock issued by the Corporation. The Baker Group, by agreement, has a right to purchase or receive from Mr. Bernstein or any affiliate of Mr. Bernstein 35% of all Class
A Common Stock Mr. Bernstein or any such affiliate purchases or receives from the Corporation at the same price Mr. Bernstein or such affiliate pays for such stock.

In electing directors, if one or more Stockholders or their proxy deliver written notice to the Secretary of the Corporation prior to the meeting, or to the Chairperson prior to the vote for directors, all Stockholders may cumulate their votes in electing directors. If and only if such notice is given, every Stockholder entitled to vote for directors shall have the number of votes determined by multiplying the number of directors to be elected by the number of shares the Stockholder is entitled to vote and each Stockholder may then give one nominated candidate all such votes or distribute such votes in any proportion among the nominated candidates.


Holders of Class B Common stock have 200 votes for each share of Class B Common held but are not entitled to have dividends paid on Class B Common Stock; nor are they entitled to participate in any proceeds in the event of a liquidation of the company.

The Company's Certificate of Incorporation provides that the designation of powers, preferences and rights, including voting rights, if any, qualifications, limitations or restrictions on Preferred Stock is to be fixed by resolution or resolutions of the Board of Directors.

On April 28, 1997, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation designating 350,000 shares of preferred stock designated Class A Convertible Preferred Stock (hereinafter referred to as "Class A Preferred".) Class A Preferred has a liquidation preference. In the event of liquidation, holders of Class A Preferred have the right to receive $.72 for each share of Class A Preferred held; before any payment is made or any assets are distributed to holders of Common Stock, or any other stock of any other series or class ranking junior to these shares. In the event of liquidation, holders of Class A Preferred are not entitled to payment beyond $.72 per share. These provisions may have the effect of delaying, deferring or preventing a change in control. Each share of Class A Preferred is convertible into common stock at the discretion of the holder, at the rate of one share of Class A Preferred for each .72 share of common stock. Thus, the 350,000 outstanding shares of Class A Preferred Stock are convertible into 486,111 shares of Class A Common Stock. Under the Certificate of Designation, the Company is not permitted to issue stock which is senior to or pari passu with Class A Preferred without prior consent of a majority of the outstanding Class A Preferred shares. Adjustment of the number of Class A Preferred outstanding is provided for in the event of any reclassification of outstanding securities or of the class of securities which are issuable upon conversion of shares and in the event of any reorganization of the Company which results in any reclassification or change in the number of shares outstanding. Similarly, in the event of any such change, the conversion price is subject to adjustment to reflect such change. If at any time while shares of Class A Preferred are outstanding a stock dividend on the Common Stock is issued, the conversion price will be adjusted to prevent any dilution of the holders of Class A Preferred right of conversion. If (a) there is a reclassification or change in the Company's Common Stock to which the Class A is convertible other than stock splits or other decrease or increase in the number of shares outstanding, (b) the Company consolidates or merges with another corporation, or (c) the Company sells or transfers substantially all of its assets, then the Class A Preferred shareholders are entitled to the same consideration as they would have been entitled to if their shares had been converted prior to the reclassification, change, consolidation, merger, sale, or transfer. This provision may have the effect of delaying, deferring or preventing a change in control. Voting rights and the right to receive dividends inherent in Class A Preferred are similar to those rights of the Common Stock.

On April 28, 1997, the Company filed a Certificate of Designation bringing into existence a Class B Preferred Stock. Class B Preferred Stock is junior and subordinate to Class A Convertible Preferred Stock. 100 shares of Class B Preferred Stock were authorized from the 550,000 undesignated preferred shares. Fifteen (15) shares have been issued to Tensiodyne in exchange for canceling its 15 Class B Preferred shares in Matech 1. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Class B Preferred Stock are entitled to receive $10,000 per share as a liquidation preference. This liquidation preference is senior to liquidation rights of all other classes of stock except the Class A Preferred's liquidation rights. This provision may have the effect of delaying, deferring or preventing a change in control. At any time, the Company has the option to redeem Class B Preferred stock for $10,000 per share plus any unpaid dividends. At any time after January 31, 2002, holders have the right to compel the Company to redeem their shares for $10,000 per share plus any unpaid dividends. Holders have the right to receive cash dividends as determined by a formula in the Certificate of Designation which reads as follows: "Each time a cash dividend is paid on the Common Stock there shall also be paid with respect to each outstanding share of Class B Preferred Stock an amount determined by multiplying the aggregate amount of the dividend paid with respect to the Common Stock by a fraction (i) the numerator of which is 3,214,480 and (ii) the denominator of which is the number of shares of Common Stock on which the dividend was paid, and (x) multiplying the resulting product by thirty percent (30%) and then (y) dividing the resulting product by five hundred and ten (510)." Holders of Class B Preferred Stock shall have one (1) vote per share and shall be entitled by class vote to elect one (1) director and to vote, as a class, on removal of any director so elected. Otherwise, holders of Class B Preferred Stock shall not have the right to vote as a class on any matter.

As of the date hereof, 5,560,000 shares of Class A common stock are outstanding and upon distribution of the shares under this prospectus 408 shareholders will hold 707,911 shares; 60,000 shares of Class "B" Common stock are outstanding and held by Robert M. Bernstein; 350,000 shares of Class A Convertible Preferred stock are outstanding and are held by 12 shareholders; and 15 shares of Class B Preferred stock are outstanding and are held by one shareholder, Tensiodyne.

WARRANTS

On March 9, 1997, the Company's Board granted 1,700,000 Class A Warrants, 994,500 to Robert M. Bernstein, 170,000 to Joel Freedman, and 535,500 to Sherman Baker and his associates in exchange for each of these individuals agreeing to cancel a like number of warrants to purchase Matech 1 common stock on the same terms. Each Class A Warrant entitles the registered holder to purchase one share of Class A Common Stock at $.50 per share until August 22, 1999. Each holder may exercise by surrendering the warrant certificate, with the form of election completed and executed, together with payment of the exercise price to the Company at its corporate offices. The exercise price is payable in cash or by check acceptable to the Company. If less than all warrants evidenced by the warrant certificate are exercised, a new certificate is issued for the remaining warrants. The Board has the right to extend the exercise period and price.

                                DESCRIPTION OF SHARES

The Shares being distributed are 707,911 shares of the Company's Class A Common Stock. No assurance can be given that a public market will develop for the Company's Shares.

                                    LEGAL MATTERS

The Law Offices of C. Timothy Smoot, Torrance, California, has opined on the validity of the Shares of Class A Common Stock being distributed.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII, Section 3 of the Company's bylaws permit the Corporation

    "to indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) relating to such person's status or acts as a director, officer, employee, or agent of the Corporation, or relating to such person's service at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such per-son in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful."

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is therefore unenforceable.

                                       EXPERTS

Jonathon Reuben, CPA, An Accounting Corporation, Independent Certified Public Accountants, has opined on the financial statements of the Company for the three years ended December 31, 1996, 1995, and 1994 included in the prospectus and in the registration statement and audited the financial statements to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 FURTHER INFORMATION

The Company has filed with the Commission a registration statement under the Securities Act of 1933 as amended, with respect to the securities being distributed. This prospectus does not contain all the information set forth in the registration statement. Certain parts of the registration statement are omitted in accordance with the Commission's rules. The statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete but include descriptions of the material provisions of such contracts, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. Copies of these contracts and other documents may be obtained upon payment of prescribed fees or examined without charge at the office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Moreover, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's Web address is http://www.sec.gov.

Matech 1's periodic reports are available for inspection at the Commission's Washington Office and, from the second quarter of 1996 to date, at the Commission's Web site.

                             FINANCIAL STATEMENTS - INDEX

                             MATERIAL TECHNOLOGIES, INC.

                         (Formerly Material Technology, Inc.)
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)

                                                                          Page

Independent Auditor's Report                                               F-1

Balance Sheets                                                             F-3

Statements of Operations                                                   F-5

Statement of Stockholder's Equity (Deficiency)                             F-6

Statement of Cash Flows                                                   F-14

Notes to Financial Statements                                             F-16

                                                                    [LETTERHEAD]

                             INDEPENDENT AUDITORS' REPORT


Board of Directors
Material Technologies, Inc.
(A Development Stage Company)
Los Angeles, California

We have audited the accompanying balance sheets of Material Technologies, Inc. (A Development Stage Company) as of December 31, 1996 and 1995, and the related statements of operations, cash flows, and stockholders' equity (deficit) for each of the three years in the period ended December 31, 1996, and for the period from January 1, 1991, through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. Statements of operations and cash flows for the period from October 21, 1983 (inception) through December 31, 1990, (with the exception of 1989 which was unaudited) were audited by other auditors whose reports dated on various dates, expressed unqualified opinions including an explanatory paragraph, as discussed in Note 3, regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Material Technologies, Inc. as of December 31, 1996, and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1991 through December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jonathon P. Reuben


Jonathon P. Reuben,
Certified Public Accountant
Calabasas, California

July 16, 1997

                             MATERIAL TECHNOLOGIES, INC.
                            (A Development Stage Company)
                                    BALANCE SHEETS

                                        ASSETS


                                                 December 31,        March 31,
                                           1995           1996          1997
                                        ---------      ---------      ---------
                                                                    (Unaudited)
CURRENT ASSETS
 Cash and Cash Equivalents              $   1,226      $      --     $    2,783
 Accounts Receivable                           --             --          4,555
 Prepaid Expenses                              --          6,472          5,848
                                        ---------      ---------      ---------
  TOTAL CURRENT ASSETS                      1,226          6,472         13,186
                                        ---------      ---------      ---------

FIXED ASSETS
 Property and Equipment, Net
   of Accumulated Depreciation            100,958         98,016         97,318
                                        ---------      ---------      ---------

OTHER ASSETS
  Investments                                  --         55,200         13,800
  Intangible Assets, Net of
   Accumulated Amortization                22,658         20,669         20,172
 Note Receivable (Including
  Accrued Interest)                        23,661         25,753         25,753
 Refundable Deposit                         2,189          2,189          2,189
                                        ---------      ---------      ---------

  TOTAL OTHER ASSETS                       48,508        103,811         61,914
                                        ---------      ---------      ---------

  TOTAL ASSETS                          $ 150,692      $ 208,299      $ 172,418
                                        ---------      ---------      ---------
                                        ---------      ---------      ---------


             See accompanying notes and independent accountants' report.
                                         F-3

                             MATERIAL TECHNOLOGIES, INC.
                            (A Development Stage Company)
                                    BALANCE SHEETS


                       LIABILITIES AND STOCKHOLDERS' (DEFICIT)


                                                                                             December 31,          March 31,
                                                                                       1995           1996           1997
                                                                                   -----------    -----------    -----------
                                                                                                                 (Unaudited)
CURRENT LIABILITIES
 Bank Overdraft                                                                   $         --   $      2,422   $         --
 Legal Fees Payable                                                                    111,343        128,191        126,835
 Other Accounts Payable                                                                 18,185         33,221         39,687
 Accrued Officers Salary                                                               172,000        372,000         45,000
 Accrued Payroll Taxes                                                                  12,051         19,124         22,656
 Loan Payable - Officer                                                                 23,272         56,846         12,846
 Loans Payable-Others                                                                   84,439         32,627         32,627
 Payable on Research and
   Development Sponsorship                                                             188,495        188,495        188,495
                                                                                   -----------    -----------    -----------

  TOTAL CURRENT LIABILITIES                                                            609,785        832,926        468,146

Loan Payable - Officer                                                                 113,268        122,698             --
Loans Payable - Other                                                                   60,829         90,893         25,000
                                                                                   -----------    -----------    -----------

  TOTAL LIABILITIES                                                                    783,882      1,046,517        493,146
                                                                                   -----------    -----------    -----------

REDEEMABLE PREFERRED STOCK
 Class B Preferred Stock, $.001 Par Value
   Authorized 510 Shares, Outstanding 15 Shares at December
   31, 1996; Redeemable at $10,000 Per Share After January 31, 2002                    150,000        150,000        150,000
                                                                                   -----------    -----------    -----------

STOCKHOLDERS' (DEFICIT)
 Class A Common Stock, $.001 Par Value, Authorized 10,000,000
   Shares, Outstanding 2,157,880 Shares at December 31, 1995,
   2,580,546 Shares at December 31, 1996, and 5,560,000 Shares at March 31, 1997         2,157          2,580          5,560
 Class B Common Stock, $.001 Par Value, Authorized 300,000
   Shares, Outstanding 60,000 Shares                                                        60             60             60
  Class A Preferred, $.001 Par Value, Authorized 900,000 Shares
   Outstanding 350,000 Shares                                                              350            350            350
 Additional Paid in Capital                                                          1,763,698      1,799,181      2,458,794
 Less Notes and Subscriptions Receivable - Common Stock                                (14,720)       (14,720)       (36,464)
 Deficit Accumulated During the Development Stage                                   (2,380,135)    (2,830,869)    (2,912,828)
 Unrealized Holding Gain on Investment Securities                                           --         55,200         13,800
                                                                                   -----------    -----------    -----------

 TOTAL STOCKHOLDERS' (DEFICIT)                                                        (783,190)      (988,218)      (470,728)
                                                                                   -----------    -----------    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                                   $    150,692   $    208,299   $    172,418
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------


             See accompanying notes and independent accountants' report.
                                         F-4

                             MATERIAL TECHNOLOGIES, INC.
                            (A Development Stage Company)
                               STATEMENTS OF OPERATIONS


                                                                                                                   From Inception
                                                                                     For the Three Months Ended  (October 21, 1983)
                                                                                             March 31,                 Through
                                                   1994         1995         1996        1996         1997         March 31, 1997
                                                ---------    ---------    ---------    ---------    ---------     ---------------
                                                                                      (Unaudited)  (Unaudited)      (Unaudited)
REVENUES
 Sale of Fatigue Fuses                          $      --    $      --    $      --   $       --    $      --     $        64,505
 Sale of Royalty Interests                             --           --           --           --           --             198,750
 Research and Development Revenue                      --           --           --           --        4,555             717,135
 Test Services                                         --           --           --           --           --              10,870
                                                ---------    ---------    ---------    ---------    ---------          ----------
  TOTAL REVENUES                                       --           --           --           --        4,555             991,260
                                                ---------    ---------    ---------    ---------    ---------          ----------

COSTS AND EXPENSES
 Research and Development                          83,360       15,104       10,700           --        4,555           1,512,851
 General and Administrative                       295,488      188,745      472,486      150,541       83,094           2,233,602
                                                ---------    ---------    ---------    ---------    ---------          ----------
  TOTAL COSTS AND EXPENSES                        378,848      203,849      483,186      150,541       87,649           3,746,453
                                                ---------    ---------    ---------    ---------    ---------          ----------
  INCOME (LOSS) FROM OPERATIONS                  (378,848)    (203,849)    (483,186)    (150,541)     (87,649)         (2,755,193)
                                                ---------    ---------    ---------    ---------    ---------          ----------

OTHER INCOME (EXPENSE)
 Expense Reimbursed                                    --           --       12,275                     1,135              (5,392)
 Interest Income                                    1,785        1,928        2,427          507           --              39,487
 Miscellaneous Income                                  --        4,375           --           --           --              25,145
 Loss on Sale of Equipment                             --           --           --           --           --             (12,780)
 Settlement of Teaming Agreement                       --           --           --           --           --              50,000
 Litigation Settlement                                 --           --           --           --           --              18,095
 Gain on Sale of Stock                                 --           --       17,750        9,656           --              17,750
                                                ---------    ---------    ---------    ---------    ---------          ----------
  TOTAL OTHER INCOME                                1,785        6,303       32,452       10,163        1,135             132,305
                                                ---------    ---------    ---------    ---------    ---------          ----------

NET INCOME (LOSS) BEFORE EXTRAORDINARY
 ITEMS AND PROVISION FOR INCOME TAXES            (377,063)    (197,546)    (450,734)    (140,378)     (81,959)         (2,622,888)
PROVISION FOR INCOME TAXES                             --           --           --           --           --              (7,000)
                                                ---------    ---------    ---------    ---------    ---------          ----------
  NET INCOME (LOSS) BEFORE
   EXTRAORDINARY ITEMS                           (377,063)    (197,546)    (450,734)    (140,378)     (81,959)         (2,629,888)
 EXTRAORDINARY ITEMS
  Forgiveness of Debt                                  --           --           --           --           --            (289,940)
  Utilization of Operating Loss Carry forward          --           --           --           --           --               7,000
                                                ---------    ---------    ---------    ---------    ---------          ----------
  NET INCOME (LOSS)                            $ (377,063)  $ (197,546)  $ (450,734)  $ (140,378)  $  (81,959)        $(2,912,828)
                                                ---------    ---------    ---------    ---------    ---------          ----------
                                                ---------    ---------    ---------    ---------    ---------          ----------

PER SHARE DATA
 Income (Loss) Before Extraordinary Item                                 $    (0.17)
 Extraordinary Items                                                             --
                                                                          ---------
  NET INCOME (LOSS)                                                      $    (0.17)
                                                                          ---------
                                                                          ---------
 COMMON SHARES OUTSTANDING                                                2,580,546
                                                                          ---------
                                                                          ---------


                   See accompanying notes and accountants' report.
                                         F-5

                                                         MATERIAL TECHNOLOGIES, INC.
                                                        (A Development Stage Company)
                                                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH DECEMBER 31, 1996


                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
Initial Issuance of Common Stock,
   October 21, 1983                        2,408     $      2            -- $       --          --    $       --
Adjustment to Give Effect
  to Recapitalization on
  December 15, 1986
  Cancellation of Shares                  (2,202)          (2)           --         --          --            --
                                         -------         ----       -------    -------     -------       -------
                                             206            0            --         --          --            --
Balance, October 21, 1983
  Shares Issued By Tensiodyne
   Corporation in Connection
   With Pooling of Interests              42,334           14            --         --          --            --
Net (Loss), Year Ended
 December 31, 1983                            --           --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------
Balance, January 1, 1984                  42,540           14            --         --          --            --
  Capital Contribution                        --           28            --         --          --            --
  Issuance of Common Stock                 4,815            5            --         --          --            --
  Costs Incurred in Connection
   with Issuance of Stock                     --           --            --         --          --            --
 Net (Loss), Year Ended
  December 31, 1984                           --           --            --         --          --            --
                                         -------         ----       -------    -------     -------       -------

                                                                                  Deficit
                                       Class B Preferred Stock                  Accumulated
                                       -----------------------     Capital      During the
                                          Shares                 in Excess of   Development
                                       Outstanding    Amount      Par Value        Stage
                                       -----------   ---------   ------------   -----------
Initial Issuance of Common Stock,
   October 21, 1983                            --  $       --  $       2,498   $        --
Adjustment to Give Effect
  to Recapitalization on
  December 15, 1986
  Cancellation of Shares                       --          --             (2)           --
                                          -------     -------      ---------     ---------
                                               --          --          2,496            --
Balance, October 21, 1983
  Shares Issued By Tensiodyne
   Corporation in Connection
   With Pooling of Interests                   --          --          4,328            --
Net (Loss), Year Ended
 December 31, 1983                             --          --             --        (4,317)
                                          -------     -------      ---------     ---------
Balance, January 1, 1984                       --          --          6,824        (4,317)
  Capital Contribution                         --          --         21,727            --
  Issuance of Common Stock                     --          --         10,695            --
  Costs Incurred in Connection
   with Issuance of Stock                      --          --         (2,849)           --
 Net (Loss), Year Ended
  December 31, 1984                            --          --             --       (21,797)
                                          -------     -------      ---------     ---------


           See accompanying notes and independent accountants' report.
                                       F-6

                                                         MATERIAL TECHNOLOGIES, INC.
                                                        (A Development Stage Company)
                                                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH DECEMBER 31, 1996


                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
Balance, January 1, 1985                  47,355           47            --         --          --            --
 Shares Contributed Back
   to Company                               (315)          (0)           --         --          --            --
 Capital Contribution                         --           --            --         --          --            --
 Sale of 12,166 Warrants at
  $1.50 Per Warrant                           --           --            --         --          --            --
 Shares Cancelled                         (8,758)          (9)           --         --          --            --
 Net (Loss), Year Ended
  December 31, 1985                           --           --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------
Balance, January 1, 1986                  38,282           38            --         --          --            --
  Net (Loss), Year Ended
   December 31, 1986                          --           --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------
Balance, January 1, 1987                  38,282           38            --         --          --            --
  Issuance of Common Stock Upon
   Exercise of Warrants                      216            0            --         --          --            --
 Net (Loss), Year Ended
  December 31, 1987                           --           --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------


                                                                                 Deficit
                                      Class B Preferred Stock                  Accumulated
                                      -----------------------     Capital      During the
                                         Shares                 in Excess of   Development
                                      Outstanding    Amount      Par Value        Stage
                                      -----------   ---------   ------------   -----------

Balance, January 1, 1985                      --          --         36,397       (26,114)
 Shares Contributed Back
   to Company                                 --          --              0            --
 Capital Contribution                         --          --        200,555            --
 Sale of 12,166 Warrants at
  $1.50 Per Warrant                           --          --         18,250            --
 Shares Cancelled                             --          --              9            --
 Net (Loss), Year Ended
  December 31, 1985                           --          --             --      (252,070)
                                         -------     -------      ---------     ---------
Balance, January 1, 1986                      --          --        255,211      (278,184)
  Net (Loss), Year Ended
   December 31, 1986                          --          --             --       (10,365)
                                         -------     -------      ---------     ---------
Balance, January 1, 1987                      --          --        255,211      (288,549)
  Issuance of Common Stock Upon
   Exercise of Warrants                       --          --         27,082            --
 Net (Loss), Year Ended
  December 31, 1987                           --          --             --       (45,389)
                                         -------     -------      ---------     ---------

             See accompanying notes and independent accountants' report.
                                       F-7

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
Balance, January 1, 1988                  38,498           38            --         --          --            --
  Issuance of Common Stock
   Sale of Stock (Unaudited)               2,544            3            --         --          --            --
   Services Rendered (Unaudited)           3,179            3            --         --          --            --
  Net (Loss), Year Ended
  December 31, 1988 (Unaudited)                            --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------
Balance, January 1, 1989
   (Unaudited),                           44,221           44            --         --          --            --
  Issuance of Common Stock
   Sale of Stock                           4,000            4            --         --          --            --
   Services Rendered                      36,000           36            --         --          --            --
  Net (Loss), Year Ended
   December 31, 1989                          --           --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------
Balance, January 1, 1990                  84,221           84            --         --          --            --
  Issuance of Common Stock
   Sale of Stock                           2,370            2            --         --          --            --
   Services Rendered                       6,480            7            --         --          --            --
  Net Income, Year Ended
   December 31, 1990                          --           --            --         --          --            --
                                         -------          ---       -------    -------     -------       -------

                                                                                  Deficit
                                       Class B Preferred Stock                  Accumulated
                                       -----------------------     Capital      During the
                                          Shares                 in Excess of   Development
                                       Outstanding    Amount      Par Value        Stage
                                       -----------   ---------   ------------   -----------
Balance, January 1, 1988                       --          --        282,293      (333,938)
  Issuance of Common Stock
   Sale of Stock (Unaudited)                   --          --        101,749            --
   Services Rendered (Unaudited)               --          --         70,597
  Net (Loss), Year Ended
  December 31, 1988 (Unaudited)                --          --             --      (142,335)
                                          -------     -------      ---------     ---------
Balance, January 1, 1989
   (Unaudited),                                --          --        454,639      (476,273)
  Issuance of Common Stock
   Sale of Stock                               --          --          1,996            --
   Services Rendered                           --          --         17,964            --
  Net (Loss), Year Ended
   December 31, 1989                           --          --             --       (31,945)
                                          -------     -------      ---------     ---------
Balance, January 1, 1990                       --          --        474,599      (508,218)
  Issuance of Common Stock
   Sale of Stock                               --          --         59,248            --
   Services Rendered                           --          --         32,393            --
  Net Income, Year Ended
   December 31, 1990                           --          --             --       133,894
                                          -------     -------      ---------     ---------

         See accompanying notes and independent accountants' report.
                                    F-8

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
Balance January 1, 1991 as Restated       93,071           93            --         --          --            --
  Issuance of Common Stock
   Sale of Stock                             647            1            --         --     350,000           350
   Services Rendered                       4,371            4            --         --          --            --
   Conversion of Warrants                     30           --
   Conversion of Stock                    (6,000)          (6)       60,000         60          --            --
  Net (Loss), Year Ended
   December 31, 1991                          --           --            --         --          --            --
                                         -------          ---        ------        ---     -------       -------
Balance January 1, 1992                   92,119           92        60,000         60     350,000           350
  Issuance of Common Stock
   Sale of Stock                          20,000           20            --         --          --            --
   Services Rendered                       5,400            5            --         --          --            --
   Conversion of Warrants                  6,000            6            --         --          --            --
   Sale of Class B Stock                      --           --        60,000         60          --            --
  Issuance of Stock to
    Unconsolidated Subsidiary              4,751            5            --         --          --            --
  Conversion of Stock                      6,000            6       (60,000)       (60)         --            --
  Cancellation of Shares                  (6,650)          (7)           --         --          --            --
  Net (Loss), Year Ended
   December 31, 1992                          --           --            --         --          --            --
                                       ---------        -----       -------    -------     -------       -------

                                                                                  Deficit
                                       Class B Preferred Stock                  Accumulated
                                       -----------------------     Capital      During the
                                          Shares                 in Excess of   Development
                                       Outstanding    Amount      Par Value        Stage
                                       -----------   ---------   ------------   -----------
Balance January 1, 1991 as Restated            --          --        566,240      (374,324)
  Issuance of Common Stock
   Sale of Stock                               --          --        273,335            --
   Services Rendered                           --          --         64,880            --
   Conversion of Warrants                                                 --
   Conversion of Stock                         --          --             --            --
  Net (Loss), Year Ended
   December 31, 1991                           --          --             --      (346,316)
                                          -------     -------      ---------     ---------
Balance January 1, 1992                        --          --        904,455      (720,640)
  Issuance of Common Stock
   Sale of Stock                               --          --         15,980            --
   Services Rendered                           --          --         15,515            --
   Conversion of Warrants                      --          --         14,994            --
   Sale of Class B Stock                       --          --         14,940            --
  Issuance of Stock to
    Unconsolidated Subsidiary                  --          --         71,659            --
  Conversion of Stock                          --          --             --            --
  Cancellation of Shares                       --          --              7            --
  Net (Loss), Year Ended
   December 31, 1992                           --          --             --      (154,986)
                                          -------     -------      ---------     ---------

          See accompanying notes and independent accountants' report.
                                    F-9

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
Balance December 31, 1992                127,620          127        60,000         60     350,000           350
  Issuance of Common Stock
   Licensing Agreement                    12,500           13            --         --          --            --
   Services Rendered                      67,030           67            --         --          --            --
   Warrant Conversion                     56,000           56            --         --          --            --
  Cancellation of Shares                 (31,700)         (32)           --         --          --            --
  Net (Loss) for Year Ended
    December 31, 1993 (Restated)              --           --            --         --          --            --
                                       ---------        -----       -------    -------     -------       -------
Balance December 31, 1993                231,449          231        60,000         60     350,000           350
                                       ---------        -----       -------    -------     -------       -------

                                                                                 Deficit
                                      Class B Preferred Stock                  Accumulated
                                      -----------------------     Capital      During the
                                         Shares                 in Excess of   Development
                                      Outstanding    Amount      Par Value        Stage
                                      -----------   ---------   ------------   -----------
Balance December 31, 1992                     --          --      1,037,550      (875,626)
  Issuance of Common Stock
   Licensing Agreement                        --          --          6,237            --
   Services Rendered                          --          --         13,846            --
   Warrant Conversion                                               304,943            --
  Cancellation of Shares                      --          --         (7,537)           --
  Net (Loss) for Year Ended
    December 31, 1993 (Restated)              --          --             --      (929,900)
                                         -------     -------      ---------     ---------
Balance December 31, 1993                     --          --      1,355,039    (1,805,526)
                                         -------     -------      ---------     ---------

           See accompanying notes and independent accountants' report.

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
Adjustment to Give Effect
  to Recapitalization on
  February 1, 1994                        30,818           31            --         --          --            --

   Issuance of Shares for
     Services Rendered                   223,000          223            --         --          --            --
   Sale of Stock                       1,486,112        1,486            --         --          --            --
   Issuance of Shares for
     the Modification of Agreements       34,000           34            --         --          --            --
   Net (Loss) for the Year
     Ended December 31, 1994 -                --           --            --         --          --            --
                                       ---------        -----       -------    -------     -------       -------
Balance - December 31, 1994            2,005,380        2,005        60,000         60     350,000           350

   Issuance of Common Stock
   in Consideration for
   Modification of Agreement             152,500          153            --         --          --            --

   Net (Loss) for the Year
     Ended December 31, 1995 -                --           --            --         --          --            --
                                       ---------        -----       -------    -------     -------       -------
Balance - December 31, 1995            2,157,880        2,157        60,000         60     350,000           350
                                       =========        =====       =======    =======     =======       =======


                                            Redeemable                            Deficit
                                       Class B Preferred Stock                  Accumulated
                                       -----------------------     Capital      During the
                                          Shares                 in Excess of   Development
                                       Outstanding    Amount      Par Value        Stage
                                       -----------   ---------   ------------   -----------
Adjustment to Give Effect
  to Recapitalization on
  February 1, 1994                             --          --        385,393            --

   Issuance of Shares for
     Services Rendered                         --          --             --            --
   Sale of Stock                               15     150,000         23,300            --
   Issuance of Shares for
     the Modification of Agreements            --          --            (34)           --
   Net (Loss) for the Year
     Ended December 31, 1994 -                 --          --             --      (377,063)
                                          -------     -------      ---------     ---------
Balance - December 31, 1994                    15     150,000      1,763,698    (2,182,589)

   Issuance of Common Stock
   in Consideration for
   Modification of Agreement                   --          --             --            --

   Net (Loss) for the Year
     Ended December 31, 1995 -                 --          --             --      (197,546)
                                          -------     -------      ---------     ---------
Balance - December 31, 1995                    15     150,000      1,763,698    (2,380,135)
                                          =======     =======     ==========     ==========

           See accompanying notes and independent accountants' report.

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997



                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
   Issuance of Shares for
     Services Rendered                   164,666          165            --         --          --            --
   Sale of Stock                          70,000           70            --         --          --            --
   Issuance of Shares for
     the Modification of Agreements      250,000          250            --         --          --            --
   Cancellation of Shares Held
     in Treasury                         (62,000)         (62)           --         --          --            --
   Net (Loss) for the Year
     Ended December 31, 1996                  --           --            --         --          --            --
                                       ---------        -----       -------    -------     -------       -------
Balance - December 31, 1996            2,580,546        2,580        60,000         60     350,000           350


   Sale of Stock                         100,000          100            --         --          --            --
   Conversion of Indebtedness            800,000          800            --         --          --            --
   Class A Common Stock Issued
     in Cancellation of $372,000
     Accrued Wages Due Officer         1,499,454        1,500            --         --          --            --



                                           Redeemable                            Deficit
                                      Class B Preferred Stock                  Accumulated
                                      -----------------------     Capital      During the
                                         Shares                 in Excess of   Development
                                      Outstanding    Amount      Par Value        Stage
                                      -----------   ---------   ------------   -----------
   Issuance of Shares for
     Services Rendered                        --          --         16,301            --
   Sale of Stock                              --          --        173,970            --
   Issuance of Shares for
     the Modification of Agreements           --          --           (250)           --
   Cancellation of Shares Held
     in Treasury                              --          --       (154,538)           --
   Net (Loss) for the Year
     Ended December 31, 1996                  --          --             --      (450,734)
                                         -------     -------      ---------     ---------
Balance - December 31, 1996                   15     150,000      1,799,181    (2,830,869)


   Sale of Stock                              --          --         99,900            --
   Conversion of Indebtedness                 --          --        187,793            --
   Class A Common Stock Issued
     in Cancellation of $372,000
     Accrued Wages Due Officer                --          --        370,500            --

          See accompanying notes and independent accountants' report.
                                    F-12

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997



                                          Class A Common           Class B Common         Class A Preferred Stock
                                    --------------------------   ----------------------   -----------------------
                                        Shares                      Shares                  Shares
                                     Outstanding       Amount    Outstanding   Amount     Outstanding    Amount
                                    -------------      -------   -----------  ---------   ---------     ---------
   Issuance of Shares for
     Services Rendered                    20,000           20            --         --          --            --
   Adjustment to Give Effect
     to Recapitalization on
     March 9, 1997                       560,000          560            --         --          --            --
   Net (Loss) for the Three
     Months Ended March 31, 1997              --           --            --         --          --            --
                                       ---------        -----       -------    -------     -------       -------
                                       5,560,000     $  5,560        60,000 $       60     350,000    $      350
                                       =========        =====       =======    =======     =======       =======




                                            Redeemable                            Deficit
                                       Class B Preferred Stock                  Accumulated
                                       -----------------------     Capital      During the
                                          Shares                 in Excess of   Development
                                       Outstanding    Amount      Par Value        Stage
                                       -----------   ---------   ------------   -----------
   Issuance of Shares for
     Services Rendered                         --          --          1,980            --
   Adjustment to Give Effect
     to Recapitalization on
     March 9, 1997                             --          --           (560)           --
   Net (Loss) for the Three
     Months Ended March 31, 1997               --          --             --       (81,959)
                                          -------     -------      ---------     ---------
                                               15  $  150,000  $   2,458,794   $(2,912,828)
                                          =======     =======     ==========     ==========


         See accompanying notes and independent accountants' report.

                             MATERIAL TECHNOLOGIES, INC.
                            (A Development Stage Company)
                               STATEMENTS OF CASH FLOWS



                                                                                                                    From Inception
                                                                                            For the Three Months  (October 21, 1983)
                                                             December 31,                       Ended March 31,        Through
                                                      1994         1995         1996         1996         1997     March 31, 1997
                                                   ---------    ---------    ---------    ---------    ---------   --------------
                                                                                         (Unaudited)  (Unaudited)      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income (Loss)                                $ (377,063)  $ (197,546)  $ (450,734)  $ (140,378)  $  (81,959)     $(2,912,828)
                                                   ---------    ---------    ---------    ---------    ---------       ----------
 Adjustments to Reconcile Net Income (Loss) to
 Net Cash Provided (Used) by Operating Activities
  Depreciation and Amortization                        5,553        5,555        4,931        1,388        1,194          160,909
  Gain on Sale of Tensiodyne
     Corporation Common Stock                             --           --      (17,750)      (9,656)     (17,750)
  Charge off of Deferred Offering Costs                   --       31,480           --           --           --           31,480
  (Increase) Decrease in Accounts Receivable              --           --           --           --       (4,555)          (4,555)
  (Increase) Decrease in Prepaid Expenses                 --           --       (1,472)          --          625             (847)
  Loss on Sale of Equipment                               --           --           --           --           --           12,780
  Issuance of Common Stock for Services                  223           --       16,467           --        2,000          297,965
  Issuance of Common Stock for
     Agreement Modifications                              --          152           --           --           --              152
  Forgiveness of Indebtedness                             --           --           --           --           --          165,000
  Increase (Decrease) in Accounts                                                                --           --
   Payable and Accrued Expenses                       97,612       16,032      238,957      100,000       53,644          606,179
  Interest Accrued on Notes Payable                       --       10,870       17,681        3,917           --           28,551
  Increase in Research and Development                    --
   Sponsorship Payable                                    --           --           --                        --          188,495
  (Increase) in Note for Litigation Settlement        (1,766)      (1,921)      (2,092)        (507)          --          (25,753)
  (Increase) in Deposits                                  --           --           --           --           --           (2,189)
                                                   ---------    ---------    ---------    ---------    ---------       ----------
  TOTAL ADJUSTMENTS                                  101,622       62,168      256,722       95,142       35,158        1,458,167
                                                   ---------    ---------    ---------    ---------    ---------       ----------
   NET CASH PROVIDED (USED) BY
   OPERATING ACTIVITIES                             (275,441)    (135,378)    (194,012)     (45,236)     (46,801)      (1,454,661)
                                                   ---------    ---------    ---------    ---------    ---------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds From Sale of Equipment                          --           --           --           --           --           10,250
 Purchase of Property and Equipment                       --           --           --           --           --         (226,109)
 Proceeds from Sale of Tensiodyne Corporation
  Common Stock                                            --           --       17,750        9,656       17,750               --
 (Increase) in Other Assets                               --           --           --           --           --          (69,069)
 Payment for License Agreement                            --           --           --           --           --           (6,250)
                                                   ---------    ---------    ---------    ---------    ---------       ----------

   NET CASH PROVIDED (USED) BY
   INVESTING ACTIVITIES                                   --           --       17,750        9,656       17,750         (291,178)
                                                   ---------    ---------    ---------    ---------    ---------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of Common Stock Net of Offering Costs       24,787           --      174,040       25,000       78,256          810,575
 Costs incurred in Offering                          (31,480)          --           --           --           --          (31,480)
 Sale of Common Stock Warrants                            --           --           --           --           --           18,250
 Sale of Preferred Stock                                  --           --           --           --           --          258,500
 Sale of Redeemable Preferred Stock                  140,000           --           --           --           --          150,000
 Capital Contributions                                    --           --           --           --           --          301,068
 Proceeds From Note Payable                               --           --           --           --           --               --
 Payment on Proposed Reorganization                       --           --       (5,000)                       --           (5,000)
 Loans From Officers                                 135,050      100,874       43,250       26,250       19,000          375,307
 Repayments to Officer                               (78,446)     (16,000)     (64,676)          --      (63,000)        (293,262)
 Increase in Loan Payable-Others                      78,495       58,000       25,000           --           --          164,664
                                                   ---------    ---------    ---------    ---------    ---------       ----------



              See accompanying notes and accountants' report.
                             F-14

                        MATERIAL TECHNOLOGIES, INC.
                       (A Development Stage Company)
                         STATEMENTS OF CASH FLOWS

                                                                                                                    From Inception
                                                                                       For the Three Months Ended (October 21, 1983)
                                                       December 31,                               March 31,             Through
                                                 1994          1995          1996          1996          1997      March 31, 1997
                                              ---------     ---------     ---------     ---------     ---------    --------------
                                                                                       (Unaudited)   (Unaudited)     (Unaudited)
  NET CASH PROVIDED BY FINANCING ACTIVITIES  $  268,406    $  142,874    $  172,614    $   51,250    $   34,256      $  1,748,622
                                              ---------     ---------     ---------     ---------     ---------      ------------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                           (7,035)        7,496        (3,648)       15,670         5,205             2,783
BEGINNING BALANCE  - CASH AND
  CASH EQUIVALENTS                                  765        (6,270)        1,226         1,226        (2,422)               --
                                              ---------     ---------     ---------     ---------     ---------      ------------
ENDING BALANCE  - CASH AND CASH
  EQUIVALENTS                                 $  (6,270)    $   1,226     $  (2,422)    $  16,896         2,783      $      2,783
                                              ---------     ---------     ---------     ---------     ---------      ------------
                                              ---------     ---------     ---------     ---------     ---------      ------------


SUPPLEMENTAL INFORMATION:

  A. Definition of Cash and Cash Equivalents

     For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

  B. During the periods from the date of inception (October 21, 1983) to December 31, 1995, there have been no cash payments for income taxes or interest.

     During 1996, the Company made interest payments totalling $2,000. There were no payments in 1996 for income taxes.


  C. Non Cash Investing and Financing Activities

     During 1994, the Company authorzed the issuance to certain directors and to members of its advisory board a total of 198,000 shares of its Class A Common Stock.

     Also in 1994, the Company authorized the issuance of 15,000 to unrelated third parties for services rendered to the Company and also authorized the issuance of 10,000 shares of Class A Common Stock to its president for past services.

     During 1995, the Company forgave $154,600 on an obligation due from the Company's President in consideration for the President returning 62,000 shares of the Company's Class A Common Stock to its treasury.

     During 1995, the Company also issued 152,500 shares of its Class A Common stock to third parties in consideration for the modification of certain agreements.

     During 1996, the Company issued 250,000 shares of its Class A Common stock in consideration for the cancellation of a 2.5% royalty interest in the Company's Fatigue Fuse

     During 1996, a unrelated third party assigned his interest in a $55,000 loan owed him by the Company to the Company's President.

                   See accompanying notes and accountants' report.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization

     Material Technologies, Inc. (the "Company") was organized on March 4, 1997, under the laws of the state of Delaware.

     On March 9, 1997, the Company's Board of Directors authorized the issuance of 5,560,000 of its Class A Common Stock to Material Technology, Inc. ("Matech 1") in exchange for all of Matech 1's operations including all of its assets and the assumption of all of Matech 1's liabilities.


     The formation of this subsidiary and related transfer of assets and liabilities is in connection with a February 17, 1997 Stock Purchase Agreement among Matech 1, Montpilier Holdings, Inc., SecurFone America, Inc. and the Company's President. Under this agreement, the parties intend to effect a reverse merger of SecurFone into Matech 1 immediately after the distribution of this Company's stock to the shareholders of Matech 1 (See Note 15).


     A schedule of the assets and liabilities acquired is as follows:

          Assets
              Prepaid Expenses                $    6,472
              Property & Equipment
              Net                                 98,016
              Licensing Agreement and
                Patents                           20,669
              Notes Receivable                    25,753
              Other Assets                        57,389
                                               ---------
                                               $ 208,299
                                               ---------
                                               ---------

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization (continued)

          Liabilities
               Bank Overdraft                   $   (2,422)
               Payables and Other
                 Accrued Expenses                 (180,536)
               Accrued Salaries
                  - Officer                       (372,000)
               Loans Payable - Officer             (56,846)
               Loans Payable - Other               (57,627)
               Note Payable on
               Licensing Agreement                (188,495)
                                               ------------

                                                  (857,926)
                    Redeemable Preferred
                    Stock                         (150,000)
                                               ------------
                    Liabilities in Excess
                    of Assets Transferred      $  (799,627)
                                               ------------
                                               ------------


     The amounts reflected above are the balances reflected in Matech 1's audited balance sheet as of December 31, 1996, adjusted to take into effect the conversion of certain loans due a shareholder and the Company's President as discussed further in Notes B and 12. Management has determined that the activity between this balance sheet date and the actual date of transfer is immaterial.

     For financial reporting purposes, the above transaction was treated as a recapitalization. Therefore, the assets and liabilities transferred have been recorded at historical cost.

     The Company is in the development stage, as defined in FASB Statement 7, with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application. The Company has not paid any dividends and dividends which may be paid in the future will depend on the financial requirements of the Company and other relevant factors.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Summary of Significant Accounting Policies

     a. Property and Equipment

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
          Depreciation is computed on the straight-line method for financial reporting purposes and for income tax reporting purposes.

     b. Intangible Assets

          Intangibles are amortized on the straight-line method over periods ranging from 5 to 20 years (see Note 4).

     c. Net Loss Per Share

          Net loss per share is computed pursuant to SAB Topic
          1.B.2.

     d. Pervasiveness of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 3 - Realization of Assets

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial operating losses totaling $2,824,669 since its inception through December 31,1996. These continuing losses are an indication that the Company may not be able to continue to operate.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 3 - Realization of Assets

     The Company anticipates that it needs approximately $5,000,000 in order to complete the development and marketing of its two products. Management believes the source of the $5,000,000 will be through government grants, sale of the Company's stock, entering into joint ventures, and or through the sale of royalty interests.

Note 4 - Intangibles

     Intangible assets consist of the following:

                            Period of              December 31,
                           Amortization         1995          1996
                           ------------      --------       --------

     Patent Costs           17 Years         $ 28,494       $ 28,494
     Organization Costs      5 Years            9,076          9,076
     License Agreement      20 Years            6,250          6,250
       (See Note 7)                          --------       --------

                                               43,820         43,820
     Less Accumulated Amortization            (21,162)       (23,151)
                                             --------       --------

                                             $ 22,658       $ 20,669
                                             --------       --------
                                             --------       --------

     Amortization charged to operations for 1994, 1995, and 1996, were $1,988, $1,988 and $1,989, respectively.

Note 5 - Litigation Settlement

     On October 26, 1992, the Company agreed to an out-of-court settlement resulting from improprieties by its chief technical consultant, who was also an officer and director. The settlement resulted in a return from the individual of 5,650 shares of the Company's common stock, a return of 600 warrants to purchase 600 shares of common stock, and a promissory note for $50,000 secured by a mortgage interest on the individual's residence.

The note is non-interest bearing due and payable upon either the death of the individual's spouse or upon conveyance or attempted conveyance of any interest in

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



Note 5 - Litigation Settlement (continued)

     the individual's residence. Interest has been imputed pursuant to APB-21 at an annual rate of 8.5%. The balance of this note as of December 31, 1995, and 1996, was $23,661 and $25,753, respectively.

     As of December 31, 1996, the note was in default due to the failure by the individual to maintain insurance on the property and to pay property taxes. The Company commenced foreclosure proceedings with a public foreclosure sale pending and scheduled for March 1997. Management estimates that the net amount the Company should receive on the sale of the property approximates the balance of the note as of December 31, 1996. Accrued interest credited to operations for the years 1994, 1995 and 1996 were $1,766, $1,929 and $2,091, respectively.

Note 6 - License Agreement

     The Company has entered into a license agreement with the University of Pennsylvania regarding the development and marketing of the Electrochemical Fatigue Sensor. The Sensor is designed to measure electrochemically the status of a structure without knowing the structure's past loading history. The Company is in the initial stage of developing the Sensor.

     Under the terms of the agreement the Company issued to the University 12,500 shares of its common stock, and a 5% royalty on sales of the product. The Company valued the licensing agreement at $6,250. Under the terms of the agreement, the license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement. The Company is amortizing the license over 20 years.

     In addition to entering into the licensing agreement, the Company also agreed to sponsor the development of the Sensor. Under the Sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately $200,000 which was to be paid in 18 monthly installments of $11,112. The research and development costs are recorded at present value, using an annual interest rate of 8.5%. At December 31, 1995, and 1996, the present value of this obligation was $188,494. The Company charged the full $188,494 to operations as research and development in 1993. The Company has not made any payments toward this obligation.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 6 - License Agreement (continued)

     Pursuant to the terms of the agreement, the Company reimbursed the University in 1996, $10,000 for the cost it incurred in the prosecution and maintenance of its patents relating to the Electrochemical Fatigue Sensor.

     The Company and the University have agreed to modify the terms of the licensing agreement and related obligation. The terms of the modified agreements include an increase in the University's royalty to 7% of the sale of related products, the issuance of additional shares of the Company's Class A Common Stock to equal 5% of the outstanding stock of the Company as of the effective date of the modified agreements, and to pay to the University 30% of any amounts raised by the Company in excess of $150,000 (excluding amounts received on government grants or contracts) up to the amount owed to the University.


Note 7 - Property and Equipment

     The following is a summary of property and equipment:


                                           December 31,
                                      1995            1996
                                      ----            ----
     Office Equipment              $  14,345        $ 14,345
     Remote Monitoring system         97,160          97,160
     Manufacturing Equipment         100,067         100,067
                                     -------         -------
                                     211,572         211,572
          Less: Accumulated
             Depreciation           (110,614)       (113,556)
                                     -------         -------
                                    $100,958        $ 98,016
                                     -------         -------
                                     -------         -------


     Depreciation charged to operations was $3,567, $3,566 and $2,942 in 1994, 1995, and 1996, respectively. The useful lives of office and manufacturing equipment for the purpose of computing depreciation is five years.

     The Company's equipment has been pledged as collateral on the note payable to Advanced Technology Center (See Note 9(b).

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



Note 7 - Property and Equipment (continued)

     The Company has entered into an agreement dated April 1, 1993, with the University of Pennsylvania acting through the Laboratory for Research on the Structure of Matter ("LRSM") to loan certain manufacturing equipment to the LRSM for instructional and research related purposes for a period of 5 years, beginning December 1, 1992, and ending December 1, 1997. Upon expiration of the five year period, LRSM may retain the right to borrow the equipment for another 5 year period. In exchange for loaning the equipment to LRSM, the Company receives substantial testing from LRSM which aides the Company in the development of the Fatigue Fuse. Upon the expiration of the second five year period, LRSM has the option to purchase the equipment at its fair market value then prevailing.

     Under the terms of the agreement, LRSM shall perform 1,200 hours of research and testing of materials to be used in conjunction with the Fatigue Fuse.

Note 8 - Notes Payable

     On May 27, 1994, the Company borrowed $25,000 from Mr. Sherman Baker, a current shareholder. The loan is evidenced by a promissory note which is assessed interest at major bank prime rate. The principal and all accrued interest is fully due and payable in 2 years, but the Company is required to pay-off the loan and accrued interest in full from the proceeds of any independent financing.

     As additional consideration for the loan, the Company granted to Mr. Baker, a 1% royalty interest in the Fatigue Fuse and a .5% royalty interest in the Electrochemical Fatigue Sensor. The Company has not placed a value on the royalty interest granted. The balance due on this loan as of December 31, 1995 and 1996 was $29,270 and $32,459, respectively.

     The Company did not pay any amounts due on this note when it matured on May 26, 1996, and the note is in default.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



Note 8 - Notes Payable (continued)

     In addition, the Company borrowed an additional $58,000 from Mr. Baker in 1995. Under the terms of the loan agreement, interest accrues on this loan at the prime lending rate of Mellon Bank N.A., and is fully payable with accrued interest on June 11, 2000. At the option of Mr. Baker, he can convert the balance due at any time into approximately 280,000 shares of the Company's Class A common stock. The balances due on this note as of December 31, 1995, and 1996 were approximately $60,829 and $65,893, respectively.

     In March 1997, Mr. Baker converted the balance owed him into the 280,000 shares of Common Stock.

     In October 1997, the Company borrowed $25,000 from an unrelated third party. Under the terms of the promissory note, the loan is assessed interest at an annual rate of 10% and matures on October 15, 1998. The loan is convertible at any time prior to payoff at the option of the payee into 25,000 shares of the Company's Class A Common Stock. Interest charged to operations on this loan in 1996 amounted to approximately $527.


Note 9 - Income Taxes

     Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109").

     FASB 109 uses the asset and liability method to account for income taxes which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

     An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it can not be determined when, or if, the tax benefits derived from these operating losses will materialize.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 10 - Commitments and Contingencies

     The Company's commitments and contingencies are as follows:

     a. On December 24, 1985, in order to provide funding for research and development related to the Fatigue Fuse, the Company entered into various agreements with the Tensiodyne 1985-I R & D Partnership.
          These agreements were amended on October 9, 1989, and under the revised terms, obligated the Company to pay the Partnership a royalty of 10% of future gross sales. The Company's obligation to the Partnership is limited to the capital contributed to it by its partners in the amount of approximately $912,500 and accrued interest.

     b. On August 30, 1986, the Company entered into a funding agreement with the Advanced Technology Center ("ATC"), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 1995, and 1996, the future royalty commitment was limited to $107,510 and $119,336, respectively.

          The payment of future royalties is secured by equipment used by the Company in the development of technology as specified in the funding agreement.

     c. On May 4, 1987, the Company entered into a funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenues. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years.

          At December 31, 1995, and 1996, the total future royalty commitments, including the accumulated 26% annual rate of return, was limited to approximately $440,265, and $554,734, respectively. The future royalties are secured by the Company's patents, products, and accounts receivable, which may be related to technology developed with the funding.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 10 - Commitments and Contingencies (Continued)

     d. In 1994, the Company issued to Variety Investments, Ltd. of Vancouver, Canada ("Variety"), a 22.5% royalty interest on the Fatigue Fuse in consideration for the cancellation of cash advances made to the Company by Variety.

          In December 1996, in exchange for the issuance by the Company of 250,000 shares of its Class A Common Stock, Variety reduced its royalty interest to 20%.

     e. Under an agreement which was effective February 2, 1994, Tensiodyne Corporation, the Company's former parent, was obligated to provide $5,100,000 in financing.

          During 1994, the Company received $150,000 under this agreement in exchange for the issuance of 7,560 shares of its Class A common stock and 15 shares of its Redeemable Class B Preferred Stock. The $150,000 has been classified for financial purposes as Redeemable Preferred Stock.

          The Shareholders of the preferred stock have the right of redemption at $10,000 per share, if the preferred shares are not redeemed by the Company within 10 years of issuance.

          Dividends are payable on the preferred shares to the same extent as aggregate dividends on the number of shares of common stock equal to 30% of shares of the Company's common stock outstanding on the closing date. The holders of the preferred shares will be allowed to elect a director of the Company.

          Tensiodyne was not able to fund the full amount of its obligation to the Company and on November 22, 1994, the Company filed suit against Tensiodyne for breach of contract. On March 28, 1995, a settlement agreement was entered into whereby Tensiodyne issued to the Company 6,375,000 shares of its Common Stock. The proceeds received from the sale of these shares will be used to reduce Tensiodyne's obligation to pay the remaining balance owing of $4,950,000 and accrued interest which is assessed under the settlement agreement at 7% per annum.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 10 - Commitments and Contingencies (Continued)

          The Company also received upon the signing of the settlement agreement 250,000 shares of Tensiodyne common stock.

          Management believes that Tensiodyne has insufficient capital to meet its obligation to pay any of the amounts owed and the Company will have to rely on the proceeds it receives through the sale of the Tensiodyne shares to reduce the amount due.

          The shares received are subject to restrictions imposed under SEC Rule
          144. Based upon these restrictions and the limited market in which to sell the Tensiodyne stock, it is impractical to estimate the full value of the obligation owed the Company by Tensiodyne.

          On December 30, 1996, an agreement was entered into whereby Tensiodyne agreed to exchange the 15 shares of Redeemable Class B Preferred Stock it owned in Matech 1 for 15 shares of the Company's Redeemable Class B Preferred Stock. The rights of the new issuance will be the same as the rights of the shares exchanged except the shares in the Company will be redeemable two years earlier on January 31, 2002. In consideration for the exchange, the Company paid Tensiodyne $5,000.

     f. The Company entered into an agreement with an unrelated third party for providing the idea of pursuing a government contract for the funding of the development of the Company's technologies, under which he would receive a number of the Company's Class A Common Stock equal to 2.5% of the number of shares outstanding as of the date a government contract is signed, 15% of the amount of the government contract, and an appointment to the Company's Board of Directors. Funds due him will be paid only when such funds become available to the Company.

          The Company's obligation is created on the date the government contract is signed. Under the agreement with this individual, the amounts due will be evidenced by a promissory note bearing interest at major bank prime.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 10 - Commitments and Contingencies (Continued)

          Interest accrues nine months after the government contract is executed, and is payable quarterly. The principal balance and any accrued interest is paid through funds raised or earned by the Company. The Company is obligated to pay 12.5% of the first $1,000,000 earned or raised and 15% of any amount in excess of the $1,000,000.

          The Agreement contains anti-dilution provisions relating to the shares to be issued which expire once $50,000 is paid. The Company's obligation to have this person as a Director expires once all amounts due are paid. The contingent amount due has been personally guaranteed by the Company's President and is secured by the Company's patents. The personal guarantee expires upon the individual receiving $100,000.

     g. As discussed in Note 8, the Company granted a 1% royalty interest in the Company's Fatigue Fuse and a .5% royalty interest in its Electrochemical Fatigue Sensor to Mr. Sherman Baker as part consideration on a $25,000 loan made by Mr. Baker to the Company.

          A summary of royalty interests which the Company has granted and are outstanding as of December 31, 1996, follows:

                                                   Fatigue       Fatigue
                                                    Fuse          Sensor
                                              -----------------   ------

          Tensiodyne 1985-1 R&D Partnership             --*           --
          Advanced Technology Center
            Future Gross Sales                        6.00%*          --
            Sublicensing Fees                           --**          --
          Variety Investments, Ltd                   20.00%           --
          University of Pennsylvania
             Net Sales of Licensed Products             --
          7.00% Net Sales of Services                   --          2.50%
          Sherman Baker                               1.00%         0.50%
                                                      -----         -----

                                                     27.00%        10.00%
                                                     ------        ------
                                                     ------        ------

          *Royalties limited to specific rates of return as discussed in Notes 10(a) and (c) above.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 10 - Commitments and Contingencies (Continued)

          ** The Company granted 12% royalties on sales from sublicensing. These royalties are also limited to specific rates of return as discussed in Note 11(c) above.

     h. The Company has a teaming agreement with Southwest Research Institute ("SWRI") and the University of Pennsylvania (Collectively known as the "Team"). On February 25, 1997, the United States Air Force awarded the Team a $2,500,000 Phase I contract to "determine the feasibility of [the Company's Electrochemical Fatigue Sensor ("EFS")] to improve the Unites States Air Force capability to perform durability assessments of military aircraft, including both air frames and engines through the application of EFS to specific military aircraft alloys". The Company is a subcontractor to SWRI and its share of the award is approximately $550,000 which is to be disbursed for specific purposes as defined in the contract.

Note 11 - Investments

          The Company through a settlement with Tensiodyne Corporation received 6,625,000 of Class A Common Stock of Tensiodyne Corporation. These shares are restricted and subject to Rule 144 of the Securities and Exchange Commission. During 1996, the Company received approximately $17,750 through the sale of 50,000 shares of Tensiodyne Corporation stock.

          As of December 31, 1996, of the remaining 6,575,000 shares owned by the Company, approximately 690,000 shares were free trading. The Company is accounting for the free trading shares pursuant to FASB Statement 115. The 690,000 shares were valued at their market value using the price as quoted on the bulletin board at December 31, 1996, of $.08 per share. The Company has classified these shares as available for sale and the unrealized gain on these shares at December 31, 1996, amounting to $55,200 has been classified to stockholders' deficit.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 12 - Stockholders' Equity

     a.  Warrants

          On August 10, 1994, the Company granted 994,500 Class A Warrants to Mr. Robert Bernstein, 170,000 Class A Warrants to Mr. Joel Freedman, and 535,500 Class A Warrants to certain preferred shareholders. Each Class A Warrant entitles the registered holder to purchase one share of Class A Common Stock of the Company for $.50. On December 15, 1995, the Company's Board of Directors extended the expiration date of the Warrants from August 22, 1996 to August 22, 1999.


          At the dates of the original grant and subsequent extension, the exercise price was greater than market value, therefore, no compensation costs were recognized.


     b.  Class A Common Stock

          The holders of the Company's Class A Common Stock are entitled to one vote per share of common stock held.

     c.  Class B Common Stock

          The holders of the Company's Class B Common Stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company. However the holders are entitled to 200 votes for each share of Class B Common held.

     d.  Class A Preferred Stock

          During 1991, the Company sold to a group of 15 individuals 2,585 shares of $100 par value preferred stock and warrants to purchase 2,000 shares of common stock for a total consideration of $258,500.

          In the Company's spin off, these shares were exchanged for 350,000 shares of the Company's Class A Convertible Preferred Stock and 300,000 shares of its Class A Common Stock. The holders of these shares have a liquidation preference to receive out of assets of the Company, an amount

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 12 - Stockholders' Equity (Continued)


          equal to $.72 per one share of Class A Preferred Stock. Such amounts shall be paid upon all outstanding shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the Shares as to dividends or assets.



          These shares are convertible to shares of the Company's common stock at a conversion price of $.72 ("initial conversion price") per share of Class A Preferred Stock which will be adjusted depending upon the occurrence of certain events. The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.



          The holders of these shares shall participate in all dividends declared and paid with respect to the Common Stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

     e.   Redeemable Preferred Stock

          The Company has authorized a class of 900,000 shares of preferred stock ($.001 par value) of which 100 shares have been designated Class B Preferred Shares.

          The holders of these shares have a liquidation preference to receive out of assets of the Company, an amount equal to $10,000 per share. Such amounts shall be paid upon all outstanding shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the Shares as to dividends or assets.


          The holders of these preferred shares shall have the right to vote and cast one vote per share on all matters on which the holders of common stock have the right to vote. The holders of these shares shall be entitled by class to vote to elect one member of the board of directors and to vote as a class to remove any director so elected. The holders of these shares shall participate in all cash dividends declared and paid with respect to the


                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



Note 12 - Stockholders' Equity (Continued)

          to remove any director so elected. The holders of these shares shall participate in all cash dividends declared and paid with respect to the Common Stock based upon a set formula as defined in the Company's Class B Preferred Stock Certificate of Designation.

          These shares may be redeemed at the option of the Corporation at any time upon the payment of $10,000 per share, plus any unpaid dividend to which the holders are entitled. The shares shall be redeemed at the option of the holders thereof at any time after January 31, 2002.


     g.   Issuances Involving Non-cash Consideration

          All issuances of the Company's stock for non-cash consideration have been assign a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readably determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others.

Note 13 - Transactions With Management

     a. On December 10, 1992, the Company issued to Mr. Robert M. Bernstein, the President of the Company, 60,000 shares of the Company's Class B common stock. In exchange for the stock, Mr. Bernstein executed a five year non-interest bearing note for $15,000. The Note is non-recourse as the only security pledged for the obligation was the stock purchased.

     b. During 1993, Mr. Bernstein exercised warrants to purchase 56,000 shares of the Company's Class A common stock. Pursuant to the resolution on April 12, 1993, adjusting the per share amount from $10.00 to $2.50, Mr. Bernstein paid $560 and executed two five year non-interest bearing notes

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 13 - Transactions With Management (continued)


          to the Company for $124,500 and $14,940. The Note is non-recourse as the only security pledged for the obligation was the stock purchased.

     c. On February 28, 1994, the Company authorized the issuance of 10,000 shares of Class A Common Stock to Mr. Bernstein for past services.

     d. In March 1994, Mr. Bernstein advanced the Company $48,750 of which $12,000 was canceled in exchange for the issuance of 1,200,000 shares of the Company's Class A Common Stock. Of these shares purchased, Mr. Bernstein sold 420,000 shares for $4,200 to Joel Freedman and certain preferred shareholders.

     e. In 1994, the president and a director of the Company purchased 278,550 shares of the Company's Class A common stock for $2,786.

     f. In 1995, the Company's Board of Directors amended the Company's By-Laws increasing the number of Directors from 2 to 3, and establishing an advisory board consisting of 7 people.

          The Company authorized the issuance of 58,000 shares of its Class A Common Stock to the new board member and authorized the issuance of 20,000 shares of its Class A Common Stock to each member of the advisory board. Each member must serve on the advisory board for at least 2 years or will have to return the issued shares back to the Company.


     g. On June 12, 1995, $108,000 of the total advances made by the Company's President to the Company was converted into an interest bearing loan. The loan is assessed interest at Mellon Bank, N.A. prime lending rate and is convertible into 520,000 shares of the Company's Class A Common Stock on a pro rata basis. The loan matures in five years and the conversion of the $108,000 or any portion thereof can occur any time prior to maturity.

          In March 1997, the President converted the balance owed him into 520,000 shares of Common Stock.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS




     h. In 1995, the Company forgave $154,600 on an obligation due from the Company's President in consideration for the President returning 62,000 shares of the Company's Class A Common Stock to the Company's Treasury.





Note 13 - Transactions With Management (continued)



     i. During 1996, the Company's President made advances to the Company totaling approximately $43,250. During 1996, the Company paid back to the President approximately $64,676.


          During 1996, a loan owed by the Company to an unrelated third party in the amount of $55,000 was assigned to the Company's President. The total amounts owed the president of the Company as of December 31, 1995 and 1996 amounted to $136,540 and $179,544, respectively. The amount of accrued interest charged to operations on the President's loans were $5,268 in 1995, and $9,430 in 1996.

          In 1996, the Company issued the President 62,000 shares of its Class A Common Stock for services.


Note 14 - Stock Option Plan

          In January 1996, the Company registered with the Securities Exchange Commission its 1996 Stock Option Plan. The plan was formed to encourage ownership of the Common Stock of the Company by key employees, advisors, consultants, and officers providing service to the Company. 120,000 shares of Class A Common Stock are reserved under the plan. The option price will be determined by a Committee appointed by the Company's Board of Directors. In the case of Incentive Stock Options granted to an optionee who owns more than 10% of the Company's outstanding stock, the option price shall be at least 110% of the fair market value of a share of common stock at date of grant.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


Note 14 - Stock Option Plan (continued)

          During 1996, the Company received $174,040 through the issuance of 70,000 shares of the Company's Class A Common Stock through the plan.


Note 15 - Subsequent Events

          The Company is in the process of preparing a registration statement under the Securities Act of 1993 whereby the Company will register 369,172 shares of its common stock which will then distributed to shareholders of Matech.


          During the three month period ended March 31, 1997, the Company issued 100,000 shares of its Class A Common Stock. The amount received in 1997 to date amounted to approximately $78,256. The remaining balance due is secured by 3,300 shares of Nevada Manhattan common stock.



          During the three month period ended March 31, 1997, the Company cancelled the approximately $372,000 of accrued salary owed the Company's President in exchange for issuing to him 1,499,454 shares of the Company's Class A Common Stock.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



          NOTES TO UNAUDITED FINANCIAL STATEMENTS


Note 1. Summary of Accounting Policies

          In the opinion of the Company's Management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of March 31, 1996 and 1995, and the results of operations and cash flows for the three month periods then ended. The operating results of the Company on a quarterly basis may not be indicative of the operating results for the full year.


Note 2.  Investments

          As of March 31, 1997, of the remaining 6,575,000 shares of Tensiodyne Corporation Common Stock owned by the Company, approximately 690,000 shares were free trading and were valued at their market value using the price as quoted on the bulletin board at March 31, 1997, of $.02 per share. The Company has classified these shares as available for sale and the unrealized loss on these shares at March 31, 1997, amounting to $41,400 has been classified to stockholders' deficit.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



No dealer, sales person, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the distribution made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or solicitation to buy the Shares of the Company.



                                       MATERIAL
                                  TECHNOLOGIES, INC.



                              707,911 SHARES OF CLASS A
                                     COMMON STOCK






                                      PROSPECTUS



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Fees and expenses incurred or to be incurred in connection with the distribution of securities being registered are as follows:

Securities and Exchange Commission filing fee                $53
State Securities Laws (Blue Sky) fees and expenses        $5,000   (Estimated)
Transfer Agent's Fees                                       $500   (Estimated)
Printing and mailing expenses                             $3,000   (Estimated)
Legal fees and costs                                     $30,000   (Estimated)
Accounting fees and costs                                 $5,000
Miscellaneous Expenses                                    $3,000   (Estimated)
                                                          ------   -----------
                                               TOTAL  $51,811.00
                                                      ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware general corporation law, the Company has included a provision in its Certificate of Incorporation to limit the personal liability of its directors for violation of their fiduciary duty. The provision serves to eliminate such directors' liability to the Company or its stockholders for monetary damages, except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which a director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On March 9, 1997, the Company's Board authorized the issuance 5,560,000 shares of its Class A Common Stock to Material Technology, Inc., in connection with the February 17, 1997 Stock Purchase Agreement among Montpilier Holdings, Inc., SecurFone America, Inc., Material Technology, Inc., and Robert M. Bernstein. Material Technology, Inc., will retain 560,000 shares and the remaining 5,000,000 shares are being distributed on the effective date of this registration statement, 450,000 to Mr. Bernstein and 4,550,000 to the holders of Material Technology, Inc.'s common stock in a ratio of one to one as follows: (a) 2,426,130 to Robert M. Bernstein, (b) 707,911 to 408 shareholders of Material Technology, Inc., under this registration statement, and (c) 1,415,959 shares to other insiders and affiliates including 883,768 shares to the Baker Group.

On March 9, 1997, the Company's Board authorized the issuance of 60,000 shares of Class B Common Stock to Robert M. Bernstein.

On March 9, 1997, the Company's Board authorized the issuance of 350,000 shares Class A Preferred Stock to the Baker Group.

On March 9, 1997, the Company's Board authorized the issuance of 15 shares of Class B Convertible Preferred to Tensiodyne Corporation.

On March 9, 1997, the Company's Board authorized the issuance of 1,700,000 Class A Warrants, 994,500 to Robert M. Bernstein, 170,000 to Joel Freedman, and 535,500 to Sherman Baker and his associates.

For additional information concerning these transactions, see "Principal Stockholders" and "Warrants."

The securities were issued in reliance upon applicable exemptions including the exemption from the registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The issuances did not involve public offerings of securities, no general solicitation or advertising was involved in connection with the offering and the purchasers took for investment only and not with a view to distribution of the securities.

ITEM 16. EXHIBITS

----------------------------------------------------------------------------------------------------
Exhibit No.   Description                                                                 Page No.
----------------------------------------------------------------------------------------------------
2.1           Stock Purchase Agreement among Montpilier Holdings, Inc., SecurFone        Previously
              America, Inc., Material Technology, Inc., and Robert M. Bernstein            filed
----------------------------------------------------------------------------------------------------
2.2           Letter Agreement among Montpilier Holdings, Inc., Material Technology,     Previously
              Inc., and Robert M. Bernstein                                                filed
----------------------------------------------------------------------------------------------------
3(i)          Certificate of Incorporation of Material Technologies, Inc.                Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
3(ii)         Bylaws of Material Technologies, Inc.                                      Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
4.1           Class A Convertible Preferred Stock Certificate of Designations            Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
4.2           Class B Convertible Preferred Stock Certificate of Designations            Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
5             Opinion of C. Timothy Smoot re legality                                    Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
10.1          License Agreement Between Tensiodyne Corporation and the Trustees of       Previously
              the University of Pennsylvania                                               filed
----------------------------------------------------------------------------------------------------
10.2          Sponsored Research Agreement between Tensiodyne Corporation and the        Previously
              Trustees of the University of Pennsylvania                                   filed
----------------------------------------------------------------------------------------------------
10.3          Amendment 1 to License Agreement Between Tensiodyne Scientific
              Corporation and the Trustees of the University of Pennsylvania             Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
10.4          Repayment Agreement Between Tensiodyne Scientific Corporation and          Previously
              the Trustees of the University of Pennsylvania                               filed
----------------------------------------------------------------------------------------------------
10.5          Teaming Agreement Between Tensiodyne Scientific Corporation and            Previously
              Southwest Research Institute                                                 filed
----------------------------------------------------------------------------------------------------
10.6          Letter Agreement between Tensiodyne Scientific Corporation, Robert M.      Previously
              Bernstein, and Stephen Forrest Beck and Handwritten modification.            filed
----------------------------------------------------------------------------------------------------
10.7          Agreement Between Tensiodyne Corporation and Tensiodyne 1985-1             Previously
              R&D Partnership is incorporated by reference from Exhibit 10.3 of Mate-      filed
              rial Technology, Inc.'s S-1 Registration Statement, File No. 33-83526
              which became effective on January 19, 1996.
----------------------------------------------------------------------------------------------------
10.8          Amendment to Agreement Between Material Technology, Inc. and Ten-          Previously
              siodyne 1985-1 R&D Partnership is incorporated by reference from Ex-         filed
              hibit 10.6 of Material Technology, Inc.'s S-1 Registration Statement,
              File No. 33-83526 which became effective on January 19, 1996.
----------------------------------------------------------------------------------------------------
10.9          Agreement Between Advanced Technology Center of Southeastern Penn-         Previously
              sylvania and Material Technology, Inc. is incorporated by reference          filed
              from Exhibit 10.4 of Material Technology, Inc.'s S-1 Registration
              Statement, File No. 33-83526 which became effective on January 19,
              1996.
----------------------------------------------------------------------------------------------------
10.10         Addendum to Agreement Between Advanced Technology Center of                Previously
              Southeastern Pennsylvania and Material Technology, Inc. is                   filed
              incorporated by reference from Exhibit 10.5 of Material Technology,
              Inc.'s S-1 Regis-
----------------------------------------------------------------------------------------------------

              tration Statement, File No. 33-83526 which became effective on January
              19, 1996.
----------------------------------------------------------------------------------------------------
10.11         Shareholder Agreement Between Tensiodyne Corporation, Variety In-          Previously
              vestments, Ltd. and Countryman Investments, Ltd. is incorporated by ref-     filed
              erence from Exhibit 10.7 of Material Technology, Inc.'s S-1 Registration
              Statement, File No. 33-83526 which became effective on January 19, 1996.
----------------------------------------------------------------------------------------------------
10.12         Agreement and Plan of Reorganization By and Between Tensiodyne Cor-        Previously
              poration, Pegasus Technologies, Inc. and Lloyd and E. Anne Eisenhower        filed
              and Doug Froom is incorporated by reference from Exhibit 2.1 of
              Material Technology, Inc.'s S-1 Registration Statement, File No. 33-
              83526 which became effective on January 19, 1996.
----------------------------------------------------------------------------------------------------
10.13         Settlement Agreement and Modification to Agreement and Plan of Reor-       Previously
              ganization is incorporated by reference from Exhibit 2.3 of Material         filed
              Technology, Inc.'s S-1 Registration Statement, File No. 33-83526 which became effective on January 19, 1996.
----------------------------------------------------------------------------------------------------
10.14         Equipment Loan Agreement between Tensiodyne and the University of          Previously
              Pennsylvania is incorporated by reference from Exhibit 10.8 of Material      filed
              Technology, Inc.'s S-1 Registration Statement, File No. 33-83526 which became effective on January 19, 1996.
----------------------------------------------------------------------------------------------------
23.1          Consent of Jonathan P. Reuben, C.P.A., An Accountancy Corporation          Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
23.2          Consent of C. Timothy Smoot, Attorney                                      Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------
27            Financial Data Schedule                                                    Previously
                                                                                           filed
----------------------------------------------------------------------------------------------------

ITEM 17.  UNDERTAKINGS

ITEM 512(h) - Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 28st day of July, 1997.


Registrant:  MATERIAL TECHNOLOGIES, INC.


By: ROBERT M. BERNSTEIN
    Robert M. Bernstein
    President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      Title                        Date
          ---------

Robert M. Bernstein     Chairman of the Board, President, Chief      July 28,
Robert M. Bernstein     Executive Officer, Chief Financial Officer   1997
                        (Principal Executive Officer, Principal
                        Financial Officer, and Principal Account-ing Officer)

Joel Freedman           Director and Secretary                       July 28,
Joel Freedman                                                        1997

John Goodman            Director                                     July 28,
John Goodman                                                         1997